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                       SERIES A REDEEMABLE PREFERRED STOCK

                                       AND

                                     WARRANT

                               PURCHASE AGREEMENT

                                      AMONG

                 TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC.,

                      ARTHUR J. FALCONE and MARCY FALCONE,
                      EDWARD W. FALCONE and DIANA FALCONE,
                       PHILIP CUCCI, JR. and LINDA CUCCI

                                       AND

                    THE SEVERAL INVESTORS NAMED IN SCHEDULE 1

                            Dated as of June 2, 1993

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                                TABLE OF CONTENTS


ARTICLE 1.THE PREFERRED STOCK ..............................................   2

     Section 1.1  Purchase and Sale of Preferred Stock .....................   2
     Section 1.2  Purchase and Sale of Warrants ............................   2
     Section 1.3  Closing ..................................................   2
     Section 1.4  Related Transactions .....................................   2

ARTICLE 2.REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...................    3

     Section 2.1  Organization, Qualifications and Corporate Power ........    3
     Section 2.2  Authorization of Agreements, Etc ........................    3
     Section 2.3  Validity ................................................    4
     Section 2.4  Authorized Capital Stock ................................    4
     Section 2.5  Litigation; Compliance with Law .........................    5
     Section 2.6  Proprietary Information of Third Parties ................    5
     Section 2.7  Title to Properties .....................................    6
     Section 2.8  Leasehold Interests .....................................    7
     Section 2.9  Insurance ...............................................    7
     Section 2.10  Taxes ..................................................    8
     Section 2.11  Other Agreements .......................................    8
     Section 2.12  Patents, Trademarks, Etc ...............................   10
     Section 2.13  Loans and Advances .....................................   11
     Section 2.14  Assumption, Guaranties, Etc. of
                   Indebtedness of Other Persons ..........................   11
     Section 2.15  Significant Customers and Suppliers ....................   11
     Section 2.16  Governmental Approvals .................................   11
     Section 2.17  Financial Statements ...................................   11
     Section 2.18  Absence of Undisclosed Liabilities .....................   12
     Section 2.19  Absence of Changes .....................................   12
     Section 2.20  Employee Benefit Plans .................................   13
     Section 2.21  Disclosure .............................................   14
     Section 2.22  Brokers ................................................   14
     Section 2.23  Transactions with Affiliates ...........................   14
     Section 2.24  Employees ..............................................   14
     Section 2.25  U.S. Real Property Holding Corporation .................   15
     Section 2.26  Foreign Corrupt Practices Act ..........................   15
     Section 2.27  Environmental Regulations ..............................   15
     Section 2.28  Disclosure .............................................   16

ARTICLE 3.REPRESENTATION AND WARRANTIES OF THE INVESTORS ..................   16

ARTICLE 4.CONDITIONS PRECEDENT TO THE PURCHASE OF THE
          PREFERRED STOCK AND WARRANTS BY INVESTORS .......................   17

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ARTICLE 5.CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
          COMPANY .........................................................   19

ARTICLE 6.COVENANTS OF THE COMPANY ........................................   19

     Section 6.1  Financial Statements, Reports, Etc ......................   19
     Section 6.2  Financial Covenants and Ratios ..........................   21
     Section 6.3  Corporate Existence .....................................   22
     Section 6.4  Properties, Business, Insurance .........................   22
     Section 6.5  Inspection, Consultation, and Advice ....................   22
     Section 6.6  Restrictive Agreements Prohibited .......................   22
     Section 6.7  Transactions with Affiliates ............................   22
     Section 6.8  Expenses of Directors ...................................   23
     Section 6.9  Use of Proceeds .........................................   23
     Section 6.10  Board of Directors Meetings ............................   23
     Section 6.11  Compensation ...........................................   23
     Section 6.12  Bylaws .................................................   23
     Section 6.13  Maintenance of Ownership of Investments ................   23
     Section 6.14  Distributions by Investments ...........................   23
     Section 6.15  Compliance with Laws ...................................   24
     Section 6.16  Keeping of Records and Books of Account ................   24
     Section 6.17  Employee Stock Plans ...................................   24
     Section 6.18  Fees and Expenses of Investors' Counsel ................   24
     Section 6.19  Indemnification Agreement ..............................   24
     Section 6.20  United States Real Property Holding Corporation ........   24

ARTICLE 7.SPECIAL REDEMPTION RIGHT ........................................   25

ARTICLE 8.MISCELLANEOUS ...................................................   26

     Section 8.1  Expenses ................................................   26
     Section 8.2  Survival of Agreements ..................................   26
     Section 8.3  Survival of Agreements ..................................   27
     Section 8.4  Brokerage ...............................................   27
     Section 8.5  Parties in Interest .....................................   27
     Section 8.6  Notices .................................................   27
     Section 8.7  Governing Law ...........................................   28
     Section 8.8  Entire Agreement ........................................   28
     Section 8.9  Counterparts ............................................   28
     Section 8.10  Amendments .............................................   28
     Section 8.11  Severability ...........................................   28
     Section 8.12  Titles and Subtitles ...................................   29
     Section 8.13  Certain Defined Terms ..................................   29

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                CROSS REFERENCE OF DEFINED TERMS

     Term                                  Section
     ----                                  -------

     A. Falcones                           Preamble
     affiliate                             Section 8.12
     Agreement                             Preamble
     Articles                              Section 2.4
     Closing                               Section 1.3
     Closing Date                          Section 1.3
     Common Stock                          Section 2.4(a)
     Company                               Preamble
     Company Benefit Plans                 Section 2.20(a)
     Contracts                             Section 2.11
     Cuccis                                Preamble
     Disclosure Schedule                   Article 2
     E. Falcones                           Preamble
     Employees                             Section 2.20(a)
     Environmental Permits                 Section 2.27
     ERISA                                 Section 2.20(a)(i)
     Expiration Date                       Section 7.2
     Financial Statements                  Section 2.17
     Founder                               Preamble
     General Partnership Interest          Section 2.1(b)
     Hazardous Materials                   Section 2.27
     Indemnification Agreement             Section 1.4
     Intellectual Property                 Section 2.12
     Investment                            Section 2.1(b)
     Investor                              Preamble
     IRC                                   Section 6.20
     person                                Section 8.12
     Preferred Stock                       Background
     Real Property                         Section 2.7(a)
     Redeemable Warrants and Shares        Section 7.2
     Securities Act                        Section 2.11(m)
     Series A Directors                    Section 6.8
     Shareholders Agreement                Section 1.4
     Special Redemption Notice             Article 7
     Special Redemption Rights             Article 7
     Total Equity                          Section 6.2(c)
     Warrant                               Background
     Warrant Shares                        Background

                     SCHEDULES AND EXHIBITS

     Schedule 1     Preferred Stock and Warrant Shares Purchased
     Schedule 2     Disclosure Schedule
     Schedule 3     Accredited Investor Certificates
     Exhibit A      Form of Warrant Agreement
     Exhibit B      Shareholders Agreement
     Exhibit C      Opinion of Company Counsel
     Exhibit D      Amended and Restated Articles of Incorporation
     Exhibit E      Indemnification Agreement

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
                       SERIES A REDEEMABLE PREFERRED STOCK
                                       AND
                           WARRANT PURCHASE AGREEMENT



     THIS SERIES A REDEEMABLE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT ("Agreement") is made and entered into as of June 2, 1993 between TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC., a Florida corporation (the "Company"), ARTHUR
J. FALCONE and MARCY FALCONE, residents of the State of Florida (the "A. Falcones"), EDWARD W. FALCONE and DIANA FALCONE, residents of the State of Florida (the "E. Falcones"), PHILIP CUCCI, JR. and LINDA CUCCI, residents of the State of Florida (the "Cuccis"), and the several persons named in the attached
Schedule 1 (such persons are hereinafter referred to individually as an "Investor," and, collectively as the "Investors"). A. Falcones, E. Falcones, and Cuccis are sometimes hereinafter referred to individually as a "Founder" and collectively as the "Founders."

                                   BACKGROUND

     A. The Investors desire to invest in the Company to enable the Company to pursue acquisition, development, management, and other opportunities relating to the building and development of residential properties.

     B. The Investors desire to purchase (i) an aggregate of 20,000 shares of the Series A Redeemable Preferred Stock of the Company, par value $.01, (the "Preferred Stock") at a price of $100.00 per share and (ii) warrants initially exercisable for 275,000 shares of common stock (the "Warrant Shares") at an exercise price of $.01 per Warrant Share (the "Warrants"), on the terms and subject to the conditions set forth in this Agreement.

     C. The Company desires to obtain additional equity capital through the issuance and sale to the Investors of the Preferred Stock and the Warrants, on the terms and subject to the conditions set forth in this Agreement. The Founders are the controlling shareholders of the Company and will receive a direct benefit from the issuance and sale by the Company of the Preferred Stock and the Warrants.

                                    AGREEMENT

     For and in consideration of the premises and the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereby agree:

                                   ARTICLE 1.

                      THE PREFERRED STOCK AND THE WARRANTS

     SECTION 1.1 PURCHASE AND SALE OF PREFERRED STOCK. The Company agrees to issue and sell to each Investor, and each Investor agrees to purchase from the Company, the number of shares of Preferred Stock set forth opposite the name of such Investor on Schedule 1 hereto under the caption "Preferred Stock Purchased" at a purchase price of $100.00 per share.

     SECTION 1.2 PURCHASE AND SALE OF WARRANTS. The Company agrees to issue and sell to each Investor, and each Investor agrees to purchase from the Company, a Warrant to purchase the number of Warrant Shares set forth opposite the name of such Investor on Schedule 1 hereto under the caption "Warrant Shares Purchased." Each Warrant shall be substantially in the form of Exhibit A attached hereto. The purchase price for each Warrant shall be equal to the product of $.001 multiplied by the number of Warrant Shares issuable upon exercise of the Warrant.

     SECTION 1.3 CLOSING. The closing of the purchase and sale of the Preferred Stock and the Warrants shall take place at the offices of Powell, Goldstein, Frazer & Murphy, 191 Peachtree Street, N.E., Atlanta, GA 30303 at 10:00 a.m., Eastern Daylight Time, on June 2, 1993, or at such other location, date, and time as may be agreed upon between the Investors and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to each Investor a stock certificate or certificates in definitive form, registered in the name of each Investor, representing the Preferred Stock and the Warrants being purchased by each Investor at the Closing. As payment in full for the Preferred Stock and the Warrants, and against delivery of the certificates evidencing the Preferred Stock and the Warrants purchased, on the Closing Date, each Investor shall deliver to the Company a cashier's check payable to the order of the Company, in the amount set forth opposite the name of such Investor on Schedule 1 under the heading "Aggregate Purchase Price," or shall transfer such sum to the account of the Company by wire transfer.

     SECTION 1.4 RELATED TRANSACTIONS. At the Closing, the Company, the Founders, and the Investors (and such other parties as may be necessary) shall execute and deliver a shareholders agreement among the Company, the A. Falcones, the E. Falcones, the Cuccis, and the Investors, in substantially the form of Exhibit B hereto (the "Shareholders Agreement"). In addition, (a) the Company and the Founders shall deliver (i) a certificate with respect to the matters described in Section 4(f) hereof, and (ii) the opinion of Kinsey & Gleason, counsel to the Company, in substantially the form of Exhibit C hereto, and (b) the Company shall deliver an indemnification agreement in substantially the form of Exhibit E hereto (the "Indemnification Agreement") to the Series A Directors (as hereinafter defined).

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                                   ARTICLE 2.

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE FOUNDERS

     For the purpose of inducing the Investors to purchase the Shares and the Warrants, the Company and each Founder represents and warrants to each Investor that, except as otherwise set forth in the Disclosure Schedule attached hereto as Schedule 2 (the "Disclosure Schedule") by means of an explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply:

     SECTION 2.1  ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER.

          (a) The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Florida and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the corporate power and authority to
(i) own and hold its properties and carry on its business as now conducted and as proposed to be conducted, (ii) execute, deliver, and perform each of this Agreement, the Warrants, the Shareholders Agreement, and the Indemnification Agreement, (iii) issue, sell, and deliver the Preferred Stock, and (iv) issue and deliver the Warrants and the Warrant Shares issuable upon exercise of the Warrants.

          (b) Section 2.1(b) of Schedule 2 contains a true and correct list of each (i) corporation some or all of the securities of which are held by the Company (an "Investment"), indicating with respect to each Investment, the number and type of securities outstanding and the number and type of securities held by the Company, and (ii) each general or limited partnership owned in whole or in part by the Company (a "General Partnership Interest"). Except for Investments and General Partnership Interests listed on Section 2.1(b) of the Disclosure Schedule, the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any corporation, (B) any debt securities of any corporation, or (C) any participating interest in or any indebtedness of any partnership, joint venture, limited liability company, or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

     SECTION 2.2  AUTHORIZATION OF AGREEMENTS, ETC.

          (a) The Company is not in violation of or default under any provision of its Amended and Restated Articles of Incorporation, or Bylaws, of any provision of any indenture, contract, agreement, mortgage, deed of trust, loan, commitment, judgment, decree, order, or obligation to which it is a party or by which any of its properties or assets are bound, or of any provision of any Federal, state, or local statute, rule, or governmental regulation applicable to the Company. The execution and delivery by the Company of this Agreement and each of the other agreements, documents, and instruments contemplated hereby, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale, and delivery of the Preferred Stock and the Warrants, and the issuance and delivery of the Warrant Shares upon exercise of the Warrants, have been duly authorized by all requisite corporate action on the part of the Company and its officers, directors, and shareholders and will not result in any such violation, conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such provision, require any

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consent or waiver under any such provision, or result in the creation or imposition of any lien, charge, restriction, claim, or encumbrance of any nature whatsoever upon any of the properties or assets of the Company. There is no such provision which materially and adversely affects, or so far as the Company is presently aware, in the future may materially and adversely affect, the condition (financial or otherwise), business, property, prospects, assets, or liabilities of the Company.

          (b) The Preferred Stock has been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid, and nonassessable. The Warrants have been duly authorized and, when issued in accordance with this Agreement, will be validly issued. The Preferred Stock and the Warrants, when issued in accordance with this Agreement, will be free and clear of all liens, charges, restrictions, claims, and encumbrances imposed by or through the Company, except as reflected on the certificates evidencing the Preferred Stock. The Warrant Shares have been duly and validly reserved for issuance upon exercise of the Warrants, and the Warrant Shares, when so issued, will be duly authorized, validly issued, fully paid, and nonassessable and will be free and clear of all liens, charges, restrictions, claims, and encumbrances imposed by or through the Company, except as reflected on the certificates evidencing the Warrants and the Warrant Shares. Neither the issuance, sale, and delivery of the Preferred Stock and the Warrants nor the issuance and delivery of the Warrant Shares is subject to any preemptive right, right of first refusal, or other right in favor of any person.

     SECTION 2.3 VALIDITY. Each of this Agreement, the Warrants, the Shareholders Agreement, and the Indemnification Agreement have been duly and validly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     SECTION 2.4  AUTHORIZED CAPITAL STOCK.  Immediately prior to the Closing:

          (a) the authorized capital stock of the Company will consist of (i) Twenty-Nine Thousand (29,000) shares of Series A Redeemable Preferred Stock and
(ii) Five Million (5,000,000) shares of common stock (the "Common Stock").

          (b) Seven Hundred Twenty Five Thousand and One (725,001) shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable, and no shares of Preferred Stock will be issued and outstanding;

          (c) all issued and outstanding shares of Common Stock are owned of record and beneficially by the persons and in the amounts set forth in Section
2.4 of the Disclosure Schedule;

          (d) the relative rights, powers, preferences, qualifications, limitations, and restrictions in respect of each class of authorized capital stock of the Company are as set forth in the Company's Amended and Restated Articles of Incorporation (the "Articles"), a copy of which is attached as Exhibit D hereto, and all such rights, powers, preferences, qualifications, limitations, and restrictions are valid, binding, and enforceable and in accordance with all applicable laws;

          (e) except as set forth in Section 2.4 of the Disclosure Schedule, (i) no person owns of record or is known to the Company to own beneficially any shares of any equity stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire

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equity securities of the Company is authorized or outstanding, and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or assets, except as contemplated by this Agreement; and

          (f) except as set forth in the Articles and in the Shareholders Agreement, the Company has no obligation (contingent or other) to purchase, redeem, or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in the Shareholders Agreement, there are no voting trusts or agreements, preemptive rights, or proxies relating to any securities of the Company (whether or not the Company is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

     SECTION 2.5 LITIGATION; COMPLIANCE WITH LAW. There is no (i) action, suit, claim, proceeding, or investigation pending or, to the knowledge of the Company or the Founders, threatened against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise, or (iii) governmental inquiry pending or, to the knowledge of the Company or the Founders, threatened against or affecting the Company, (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and there is no basis known to the Company of the Founders for any of the foregoing. The Company is not exposed to any liability which may be materially adverse to the Company's business, prospects, financial condition, operations, properties, or affairs. The Company is not subject to any order, writ, injunction, or decree of any court or of any Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against any other person. The Company is in material compliance with all laws, rules, regulations, and orders applicable to the Company's business, operations, properties, assets, licenses, and other authorizations required to conduct its business as conducted and as proposed to be conducted. There is no existing law, rule, regulation, or order, and neither the Company nor any Founder, after due inquiry, is aware of any proposed law, rule, regulation, or order, whether Federal or state, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business within the foreseeaSection 2.6 Proprietary Information of Third Parties. After reasonable investigation, neither the Company nor any Founder is aware that any significant employee or consultant of the Company is obligated under any contract or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would conflict with the obligation of such employee to use best efforts to promote the interests of the Company. To the knowledge of the Company or the Founders, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of any employment, non-competition, or non-disclosure agreement between such employee and such third party, (b) disclosed or may be disclosing, or utilized or may be utilizing, any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of the Company's present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the knowledge of the Company and the Founders, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any

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former employer, and to the knowledge of the Company and the Founders, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture, or sale of any product or proposed product, or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the knowledge of the Company and the Founders, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company by its officers, employees, or agentsproposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions, or provisions of or constitute a default under any contract, covenant, or instrument under which any such person is obligated.

     SECTION 2.7  TITLE TO PROPERTIES.

          (a) Section 2.7(a) of the Disclosure Schedule contains a true and correct list of each tract of real property owned by the Company ("Real Property") and a summary description of the proposed use thereof and the number of buildable lots remaining in each tract, and if applicable, a general description of all improvements and structures located on such tract. Attached to the Disclosure Schedule are copies of binders for title insurance for each tract of Real Property. Except as reflected in such title insurance binders, the Company has good and marketable fee simple title to the Real Property, free and clear of all mortgages, liens, charges, encumbrances, and purchase options and other rights to or against such property, other than such minor imperfections of title, liens, easements, zoning restrictions, or encumbrances, if any, as are not substantial in character, amount, or extent, and do not, severally or in the aggregate, detract from the value or interfere with the present uses of the Real Property, or otherwise impair the business and operations of the Company, except for claims of subcontractors, laborers, and materialmen which have performed work or provided services to such property and which are unpaid within normal payment terms. Copies of all documents evidencing mortgages, liens, charges, or other encumbrances upon the Real Property and copies of all title insurance policies insuring the interest of the Company therein are attached to the Disclosure Schedule.

          (b) All improvements on the Real Property conform in all material respects to all applicable state and local laws, use restrictions, building ordinances, and health and safety ordinances, and the property is zoned for the various purposes for which the Real Property and improvements thereon are presently being used.

          (c) The Company, has received no written notice of any pending or threatened condemnations, planned public improvements, annexation, special assessments, zoning or subdivision changes, or other adverse claims affecting the Real Property.

          (d) There is no private restrictive covenant or governmental use restriction (including zoning) known to the Company after reasonable inquiry, on all or any portion of the Real Property which prohibits the current or contemplated use of the Real Property.

          (e) All licenses, permits, and approvals required for the occupancy and operation of the Real Property have been obtained and are in full force and effect and the Company has received no notices of violations in connection with such items.

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
          (f) The Company does not have in its possession any studies or reports which indicates any defects in the design or construction of any of the improvements on the Real Property.

          (g) There are no past due taxes, assessments, or other charges affecting the Real Property.

          (h) The Company has good and marketable title to all personal properties and assets owned by it, free and clear of all mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the personal property subject thereto or impairing the operations or proposed operations of the Company. The Company owns or leases all personal properties and assets necessary to the operation of its business as now conducted. All of such personal properties and assets are in good operating condition (normal wear and tear excepted), are reasonably fit for the purposes for which such personal properties and assets are presently used, are adequate and usable for the continued operation of the business of the Company as the same is presently conducted, and none of such personal properties and assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs, the cost of which will not vary materially from historic patterns.

     SECTION 2.8 LEASEHOLD INTERESTS. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

     SECTION 2.9 INSURANCE. All of the properties and business of the Company of an insurable nature are insured to the extent usually insured by persons or entities engaged in the same or similar businesses against loss or damage of the kind customarily insured against by such persons or entities. The Company is not in default regarding the provisions of any such policy. The Company has not, since inception, self-insured against any risk ordinarily insured against by similar businesses. The Company has not received any notice from any of its insurers that any insurance premiums will be increased in the future or that any insurance coverage presently in force will not be available in the future on substantially the same terms as are now in effect. There are no outstanding requirements or recommendations by any current insurer or underwriter with respect to the Company which require or recommend changes in the conduct of the business or require any repairs or other work to be done to the assets and properties of the Company.

     SECTION 2.10 TAXES. The Company has filed or obtained filing extensions for all tax returns, Federal, state, county, and local, required to be filed by it, and the Company has paid or established adequate reserves (in accordance with generally accepted accounting principles) for the payment of all taxes shown to be due by such returns as well as all other taxes, assessments, and governmental charges which have become due or payable, including, without limitation, all taxes which the Company is obligated to withhold from amounts owing to employees, creditors, and third parties. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service and no state income or sales tax returns of the

Company have been audited. No deficiency assessment with respect to or proposed adjustment of the Company's Federal, state, county, or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county, or local taxing authority, outstanding against the assets, properties, or business of the Company. Neither the Company nor any of its shareholders has ever filed a consent pursuant to
Section 341(f) of the IRC (as hereinafter defined), relating to collapsible corporations.

     SECTION 2.11 OTHER AGREEMENTS. Except as set forth in Section 2.11 of the Disclosure Schedule, the Company is not a party to or otherwise bound by any written or oral contract, obligation, agreement, commitment, restriction, or the like which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property, or affairs of the Company. Except as set forth in Section 2.11 of Disclosure Schedule, the Company is not a party to or otherwise bound by any written or oral:

          (a) distributor, dealer, manufacturer's representative, advertising or sales agency contract or agreement which is not terminable on less than ninety days' notice without cost or other liability to the Company (except for contracts which, in the aggregate, are not material to the business of the Company);

          (b) contract with any labor union or collective bargaining organization (and, to the knowledge of the Company or the Founders, no organizational effort is being made with respect to any of its employees);

          (c) contract or other commitment with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provisions upon the occurrence of a failure by the Company to meet its obligations when due or the occurrence of any other event;

          (d) contract for the future purchase of fixed assets or for the future purchase of materials, supplies, or equipment in excess of expected normal operating requirements;

          (e) contract for the employment of any officer, employee, or other person (whether of a legally binding nature or in the nature of informal understandings) of a full-time or consulting basis, except severance arrangements not in excess one month's pay and accrued vacation pay;

          (f) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option, or other plan, contract or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally);

          (g) loan, note, indenture, agreement, or instrument relating to or evidencing the borrowing of money or the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

          (h)  guaranty of any obligation for borrowed money or otherwise;

          (i) voting trust or agreement, shareholders agreement, pledge agreement, buy-sell agreement, or first refusal or preemptive rights agreement relating to any securities of the Company (except for the Shareholders Agreement);

          (j) agreement, or group of related agreements with the same party or any group of affiliated parties under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

          (k) agreement or obligation (contingent or otherwise) to issue, sell, or otherwise distribute or repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities, except pursuant to this Agreement and the Shareholders Agreement;

          (l) assignment, license, or other agreement with respect to any form of intangible property;

          (m) agreement under which it has granted any person any rights to register under the Securities Act of 1933, as amended (the "Securities Act"), any of its currently outstanding securities or any of its securities which may hereafter be issued;

          (n) agreement under which the Company, the Founders, or any executive or key employee has limited or restricted its right to compete with any person in any respect;

          (o) agreement providing for disposition of the business, assets, or shares of the Company, agreements of merger or consolidation to which the Company is a party or letters of intent with respect to the foregoing;

          (p) franchise agreement, or any agreements involving, or letters of intent with respect to, the acquisition of the business, assets, or shares of capital stock of any other business;

          (q)  insurance policies; or

          (r) other contract or group of related contracts with the same party involving more than $10,000 or continuing over a period of more than six (6) months from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by the Company without penalty upon notice of thirty (30) days or less, but excluding any contract or group of contracts with a customer of the Company for the sale, lease, or rental of the Company's products or services if such contract or group of contracts was entered into by the Company in the ordinary course of business.

The Company has provided counsel to the Investors with copies of and access to all of the obligations, agreements and the like set forth in Section 2.11 to the Disclosure Schedule (referred to individually as a "Contract" and collectively as the "Contracts"). Each of the Contracts are valid, binding and in full force and effect in all material respects. The Company, and to the knowledge of the Company and the Founders, each other party thereto has in all material respects performed all the obligations required to be performed by it to date and has received no notice of default and is not in default (with due notice or lapse of time or both) under any of the Contracts. The Company has no present expectation or intention of not fully performing all its obligations under each of the Contracts, and the Company has no knowledge of any breach or anticipated breach by the other party to any of the Contracts. There is no Contract that contains any contractual requirement with which there is a reasonable likelihood that the Company or any other party thereto will be unable to comply with the terms thereof. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the transactions contemplated by this Agreement. There exists no actual or, to the best knowledge of the Company, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract, which would have a material adverse effect on the business or condition, financial or otherwise, of the Company.

     SECTION 2.12 PATENTS, TRADEMARKS, ETC. The Company has sufficient title to and ownership of, or can obtain on terms which will not adversely affect its business, all franchises, permits, licenses, and other similar authority necessary for the conduct of its business as now being conducted and as planned to be conducted, and it is not in default under any of such franchises, permits, licenses, and other similar authority. The Company possesses all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, formulae, trade secrets, and know how (collectively, "Intellectual Property") necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the knowledge of the Company and the Founders, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the knowledge of the Company and the Founders, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the knowledge of the Company and the Founders, there is no basis for any such claim (whether or not pending or threatened). The Company is not aware of any third party which is infringing or violating any of the Intellectual Property of the Company. To the knowledge of the Company and the Founders, all technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any of the Intellectual Property or the right to manufacture, have manufactured, assemble, or sell the products or proposed products or to provide the services or proposed services of the CompaSection 2.13 Loans and Advances. The Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company in the ordinary course of business, consistent with past practice.

     SECTION 2.14 ASSUMPTION, GUARANTIES, ETC. of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed, or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to, or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

     SECTION 2.15 SIGNIFICANT CUSTOMERS AND SUPPLIERS. No customer or supplier which was or has been significant to the Company in the past three (3) years has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

     SECTION 2.16 GOVERNMENTAL APPROVALS. Subject to the accuracy of the representations and warranties of the Investors set forth in Article 3 hereof, no registration, qualification, or filing with, or consent or approval of or other action by, any Federal, state, or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery, and performance by the Company of this Agreement, the offer, issuance, sale and delivery of the Preferred Stock and the Warrants, the issuance and delivery of the Warrant Shares upon exercise of the warrants or the consummation of any other transaction contemplated hereby, other than (i) filings pursuant to state securities laws (all of which filings have been made as of the date hereof) in connection with the offer and sale of the Preferred Stock and the Warrants and
(ii) the filing of a notice under Regulation D under the Securities Act.

     SECTION 2.17 FINANCIAL STATEMENTS. Attached as Section 2.17 to the Disclosure Schedule are true, correct, and complete copies of: the audited Statement of Assets, Liabilities and Shareholders' Equity - Income Tax Basis of the Company dated December 31, 1992, and an audited Statement of Revenues and Expenses - Income Tax Basis, and an audited Statement of Changes in Shareholders Equity - Income Tax Basis for the year then ended, together with notes thereto and the audit report of KPMG Peat Marwick thereon (collectively, the "Financial Statements"). The Financial Statements (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company as of the respective dates indicated and the results of operations for such periods except that interim period financial statements are subject to normal year-end audit adjustments, which in the aggregate will not materially or adversely change such interim financial statements, (iii) have been prepared on a tax accounting basis consistently applied throughout the periods involved, and
(iv) reflect adequate reserves for all liabilities and losses. The Company has not received any advice or notification from its independent certified public accountants that the Company has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Financial Statements or the books and records of the Company, any properties, assets, liabilities, revenues, or expenses. The Financial Statements do not contain any items of special or nonrecurring income, or other income not earned in the ordinary course of business, except as set forth in the notes to the Financial Statements. The books, records, and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Company. The Company has not engaged in any transaction, maintained any bank account, or used any of the funds of the Company, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of the Company.

     SECTION 2.18 ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no material liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent, or otherwise, and whether due or to become due) that are not fully accrued or reserved against in the Financial Statements, other than (a) liabilities incurred in the ordinary course of business subsequent to the date of the Financial Statements and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which liabilities and obligations, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

     SECTION 2.19 ABSENCE OF CHANGES. Since the date of the Financial Statements and except as reflected therein, (a) there has been no material adverse change in the condition (financial or otherwise), business, property, assets, or liabilities of the Company other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse; (b) the Company has not entered into any material transaction which was not in the ordinary course of its business; (c) there has been no damage to, destruction of, or loss of physical property (whether or not covered by insurance) materially adversely affecting the business or operations of the Company; (d) except as contemplated by this Agreement, the Company has not declared or paid any dividend on its stock, made any distribution on its stock, redeemed, purchased, or otherwise acquired any of its stock, granted any options to purchase shares of its stock; (e) the Company has not increased the compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of its business, to an amount in excess of the amounts set forth in the pro formas previously delivered to the Investors; (f) there has been no resignation or termination of employment of any key officer or employee of the Company, and the Company does not know of the impending resignation or termination of employment of any such officer or employee that if consummated, would have a material adverse effect on the business of the Company; (g) there has been no labor dispute involving the Company or its employees and none is pending or to the knowledge of the Company and the Founders, threatened; (h) there has been no change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty, or otherwise; (i) there have been no loans made by the Company to its employees, officers, directors, or partners other than travel advances and office advances made in the ordinary course of business; and (j) to the knowledge of the Company and the Founders, there has been no other event or condition of any kind which might reasonably be expected to result in a material and adverse change in the Company's condition (financial or otherwise) or business or to impair materially the ability of the Company to conduct its business as it is currently being conducted.

     SECTION 2.20  EMPLOYEE BENEFIT PLANS.

          (a) Section 2.20 of the Disclosure Schedule contains a true and complete list of all the following agreements or plans which are presently in effect or which have previously been in effect and which cover employees of the Company ("Employees"):

               (i) Any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and any trust or other funding agency created thereunder, or under which the Company, with respect to the Employees, has any outstanding, present, or future obligation or liability, or under which any Employee or former Employee has any present or future right to benefits which are covered by ERISA; or

               (ii) Any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which the Company, with respect to the Business, maintains or to which the Company, with respect to the Business, has any outstanding, present, or future obligations to contribute or make payments under, whether voluntary, contingent, or otherwise.

The plans, programs, policies, or arrangements which are described in subparagraph (i) or (ii) above and which are listed on Section 2.20 of the Disclosure Schedule are hereinafter collectively referred to as the "Company Benefit Plans." The Company has delivered to the Investors true and complete copies of all written plan documents and contracts evidencing the Company Benefit Plans, as they may have been amended to the date hereof, together with
(A) all documents relating to any tax-qualified retirement plan maintained by the Company, which documents are required to have been filed prior to the date hereof with governmental authorities for each of the three most recently completed plan years; (B) attorney's response to an auditor's request for information for each of the three most recently completed plan years; and (C) financial statements for each Company Benefit Plan for each of the three most recently completed plan years.

          (b) Except for the Company Benefit Plans, the Company does not now maintain, nor has the Company at any time in the past been obligated to make any payment or contribution to any pension, retirement, profit-sharing, deferred compensation, stock purchase, stock option, bonus or incentive plan, any medical, vision, dental, or other health plan, any life insurance plan, vacation, severance, disability, or any other employee benefit plan, program, policy, or arrangement, whether written, unwritten, formal, or informal, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA. The Company has not made, entered into, or agreed to any commitment, whether written or oral, which would obligate the Company to establish any employee benefit plan, or continue any employment agreement or employment policy covering Employees. With respect to all "welfare plans," as defined in Section 3(1) of ERISA, covering Employees or former Employees, there are no obligations to continue coverage or to make payments to or on behalf of persons who are or may become retired or terminated Employees or their beneficiaries, other than as may be required by Sections 601 through 608 of ERISA.

          (c) The Company has complied with the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

     SECTION 2.21  DISCLOSURE.

          (a) The Company has delivered to the Investors a true and correct copy of (i) the Articles of Incorporation of the Company, and all amendments thereto and restatements thereof certified by the appropriate state official; and (ii) the Bylaws of the Company and all amendments thereto.

          (b) The minute books of the Company made available to the Investors prior to the date hereof, accurately reflect all corporate action taken by the directors and shareholders of the Company or any committee of the Board of Directors of the Company and contain true and accurate copies of or originals of the respective minutes of all meetings or consent actions of the directors, any committee of the Board of Directors, and the shareholders.

          (c) The stock record books of the Company, made available to the Investors prior to the date hereof, accurately reflect the stock ownership of the Company, and contain complete and accurate records with respect to the transfer of all securities issued by the Company and each Investment since inception.

     SECTION 2.22 BROKERS. The Company has no contract, arrangement, or understanding with any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement, nor has the Company authorized or employed any person in connection with the offering or sale of the Preferred Stock, or the Warrants or any security of the Company similar to the Preferred Stock or the Warrants.

     SECTION 2.23 TRANSACTIONS WITH AFFILIATES. No Founder, director, officer, employee, or shareholder of the Company, or member of the family of any such person, or any corporation, partnership, trust, or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner, or holder of more than 5% of the outstanding equity interests thereof is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

     SECTION 2.24  EMPLOYEES.

          (a) No officer or key Employee has advised the Company (orally or in writing) that he or she intends to terminate employment with the Company. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, worker health and safety, collective bargaining, and the payment of Social Security and other taxes, and with ERISA.

          (b) The Company does not have any collective bargaining agreement covering any of its Employees. There is no pending or, to the best knowledge of the Company, threatened labor dispute involving the Company or any of its Employees. To the best of the Company's knowledge, the Company has amicable relations with its Employees.

     SECTION 2.25 U.S. REAL PROPERTY HOLDING CORPORATION. [Intentionally omitted.]

     SECTION 2.26 FOREIGN CORRUPT PRACTICES ACT. The Company has not made, offered or agreed to offer anything of value to any government official, political party or candidate for government office nor has it taken any action which would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977.

     SECTION 2.27  ENVIRONMENTAL REGULATIONS.

          (a) Except for failures which will not result in any material liability or consequences to the Company, the Company has met, and continues to meet, all applicable local, state, Federal and national environmental regulations.

          (b) The Company has not been notified that it is potentially liable, has not received any requests for information or other correspondence concerning any site or facility, and is not otherwise aware that it is considered potentially liable under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar state law.

          (c) The Company has not entered into or received any consent decree, compliance order, or administrative order relating to environmental protection.

          (d) The Company has neither entered into or received nor is the Company in default under any judgment, order, writ, injunction, or decree of any federal, state, or municipal court or other governmental authority relating to environmental protection.

          (e) The Company has all permits, licenses, approvals, consents, and authorizations (the "Environmental Permits") relating to environmental or health protection which are required under Federal, state, or local laws, rules, and regulations and is in compliance with all the Environmental Permits (including any information provided on the applications therefor), and Section 2.27 of the Disclosure Schedule contains a complete list and description of all such Environmental Permits and attached to Section 2.27 of the Disclosure Schedule is a true and correct copy of each such Environmental Permit;

          (f) There are no actions, suits, claims, arbitration proceedings, or complaints pending or, to the Company's knowledge, threatened or under consideration by any governmental authority, municipality, community, citizen, or other entity against the Company relating to environmental protection, nor does the Company have reason to believe that any such actions, suits, claims, or complaints will be brought against it.

          (g) No disposal, releases, burial, or placement of hazardous or toxic substances, pollutants, contaminants, petroleum, gas products, or asbestos-containing materials (as any of such terms may be defined under Federal, state, or local law) (hereinafter collectively referred to as "Hazardous Materials") has occurred on, in, at, or about any of the Company's properties or facilities or any other facility or site to which Hazardous Materials from the Company may have been taken at any time in the past and
Section 2.27 of the Disclosure Schedule contains a list of all facilities to which Hazardous Materials from the Company have been taken in the past.

          (h) To the Company's knowledge, there has been no disposal, releases, burial, or placement of Hazardous Materials on any property not owned or operated in the present or the past by the Company which may result or has resulted in contamination of or beneath any of the Company's properties or facilities.

          (i) There are no above-ground and underground storage tanks on the Real Property.

          (j) No lien has arisen on the Company's properties or facilities under Federal, state, or local laws, rules, or regulations as they relate to environmental protection.

          (k) No audit or investigation has been conducted as to environmental matters at any of the Company's properties by any private party (including but not limited to the Company) or any governmental agency.

     SECTION 2.28 DISCLOSURE. Neither this Agreement nor any Schedule or Exhibit hereto, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE 3.

                 REPRESENTATION AND WARRANTIES OF THE INVESTORS

          Each Investor represents and warrants to the Company as to such Investor only, that:

          (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act, as indicated on the Investor Certification of such Investor, annexed hereto as Schedule 3;

          (b) it has sufficient knowledge and experience to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

          (c) it has had an opportunity to ask questions of and receive answers from and to discuss the Company's business, management, and financial affairs with the Company's management;

          (d) the Preferred Stock and the Warrants are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

          (e) it was not offered nor made aware of the Company's interest in issuing the Preferred Stock and the Warrants by any means of public advertisement or solicitation;

          (f) in connection with such Investor's purchase of the Preferred Stock and the Warrants, it has been solely responsible for its own (i) due diligence investigation of the Company and (ii) investment decision, and has not engaged or relied upon any agent or "purchaser representative" to review or analyze the Company's business and affairs or advise such Investor with respect to the merits of the investment;

          (g) it has full power and authority to execute, deliver, and perform each of this Agreement, the Shareholders Agreement, the Warrant, and to purchase the Preferred Stock and the Warrants; and, that each of this Agreement, the Shareholders Agreement, and Warrant, will constitute the legal, valid, and binding obligation of the Investor, enforceable against it in accordance with their respective terms; and

          (h) in the event that the Investor proposes to sell the Preferred Stock or the Warrants pursuant to Rule 144A under the Securities Act, it will
(A) take reasonable steps to obtain the information required by such Rule to establish a reasonable belief that the prospective purchaser is a "qualified institutional buyer" as such term is defined in Rule 144A and (B) advise the prospective purchaser that the Investor is relying on the exemption from the registration provisions of the Securities Act available pursuant to Rule 144A.

                                   ARTICLE 4.

                   CONDITIONS PRECEDENT TO THE PURCHASE OF THE
                    PREFERRED STOCK AND WARRANTS BY INVESTORS

          In connection with the purchase of the Preferred Stock and Warrants at the Closing, the Investors shall be entitled to receive the following certificates, opinions, and documents or evidence reasonably satisfactory to them as to the following, each of which requirements may be waived by the Investors. The Company agrees to use its best efforts to cause each of such requirements to be satisfied:

          (a) The Investors shall have received from Kinsey & Gleason, counsel for the Company and the Founders, an opinion dated the Closing Date, in form and scope satisfactory to the Investors and its counsel, in substantially the form attached hereto as Exhibit D.

          (b) The representations and warranties contained in Article 2 shall be true, complete and correct.

          (c) The Company shall have performed and complied with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the Closing Date.

          (d) The Company shall have obtained any and all consents, permits and waivers and made all filings necessary or appropriate for the consummation of the transactions contemplated hereby.

          (e) All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents relating to such transactions shall be satisfactory in form and substance to the Investors and its counsel, and the Investors and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request. The Company shall have delivered to the Investors a certificate executed by the President and Treasurer of the Company certifying as to the fulfillment of the conditions specified in subsections (b), (c), (d) and
(i) of this Article 4.

          (f) The Investors and their counsel shall have received copies of the following documents:

               (i) (A) the Articles in the form of Exhibit D hereto, certified or bearing evidence of filing by the Department of State of the State of Florida, and (B) a certificate of said Department of State, dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all franchise taxes by the Company and listing all documents of the Company on file with said Department of State;

               (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the shareholders of the Company authorizing the execution, delivery, and performance of this Agreement, the Shareholders Agreement, the Indemnification Agreement, the Warrants, the issuance, sale, and delivery of the Preferred Stock, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the foregoing agreements and the transactions contemplated thereby; (C) that the Articles have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Shareholders Agreement, the Indemnification Agreement, the Warrants, the stock certificates representing the Preferred Stock, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause
     (ii); and

               (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Investors or its counsel reasonably may request.

          (g) The Investors shall have received the Shareholders Agreement executed and delivered by each of the Company, each Investor, the A. Falcones, the E. Falcones, and the Cuccis.

          (h) All shareholders of the Company having any preemptive, first refusal, or other rights with respect to the issuance of the Preferred Stock or the Warrants shall have irrevocably waived the same in writing and copies of such waivers shall have been delivered to Investors's counsel.

                                   ARTICLE 5.

             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY

          The obligation of the Company to issue and sell the Preferred Stock and the Warrants to the Investors on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

          (a) All representations and warranties of the Investors contained in
Article 3 hereof shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

          (b) All corporate and other proceedings to be taken by the Investors in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be satisfactory in form and substance to the Company and its counsel.

          (c) The Investors shall have delivered to the Company the full purchase price for the Preferred Stock and the Warrants to be purchased hereunder.

          (d) The Company shall have received the Shareholders Agreement executed by each Investor.

                                   ARTICLE 6.

                            COVENANTS OF THE COMPANY

     The Company covenants and agrees with the Investors that, unless waived in accordance with Section 8.9 hereof, so long as any of the Preferred Stock or the Warrants are outstanding:

     SECTION 6.1 FINANCIAL STATEMENTS, REPORTS, ETC. The Company shall furnish to the Investors:

          (a) within one hundred twenty (120) days after the end of each fiscal year of the Company, an audited balance sheet of the Company, as of the end of such fiscal year and the related statements of income, shareholders' equity, and changes in cash flows for such fiscal year, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

          (b) within forty-five (45) days after the end of each fiscal quarter (other than the last quarter in each fiscal year) a balance sheet of the Company, and the related statements of income, shareholders' equity, and changes in cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such balance sheet to be as of the end of such quarter and such statements of income, shareholders' equity and changes in cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case with comparative statements for the prior fiscal year (except for 1992, the Company shall not be required to provide comparative statements), provided that the Company's obligations under this Section 6.1(b) shall terminate upon the completion of a firm commitment underwritten public offering of the Company's securities;

          (c) within thirty (30) days after the end of each fiscal month, other than the last month in each fiscal year and each fiscal quarter, a summary balance sheet of the Company and a summary income statement of the Company, unaudited, but prepared in accordance with generally accepted accounting principles;

          (d) at the time of delivery of each annual financial statement pursuant to Section 6.1(a) hereof, a certificate executed by the Chief Financial Officer of the Company stating that such officer has caused this Agreement, the Articles, the Shareholders Agreement, and the Warrants to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement, the Articles, the Shareholders Agreement, or the Warrants, if such officer has such knowledge, specifying such default and the nature thereof;

          (e) at the time of delivery of each quarterly statement pursuant to
Section 6.1(b) hereof, a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales, and operations;

          (f) not less than forty-five (45) days prior to the start of each fiscal year, capital and operating expense budgets, cash flow projections and income and loss projections for the Company in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis and approved by a majority of the Board of Directors and the Series A Directors (as hereinafter defined), and, promptly after preparation, any revisions to any of the foregoing approved by the Board of Directors;

          (g) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries;

          (h) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations, and inquiries of the type described in Section 2.5 hereof that could materially adversely affect the Company or any of its subsidiaries;

          (i) promptly upon sending, making available or filing the same, all press releases, reports, and financial statements that the Company sends or makes available to its shareholders or directors;

          (j) within ten (10) business days following the receipt of a request by the Investors or any subsequent holder of the Preferred Stock or the Warrants advising the Company that the Investors or such holder proposes to sell all or any part of such securities pursuant to Rule 144A or by a prospective purchaser of the Preferred Stock or the Warrants in a sale proposed to be made pursuant to Rule 144A, (A) a brief statement of the nature of the business of the Company and the products and services the Company offers prepared as of a date within the preceding twelve (12) months, (B) the Company's most recent (1) balance sheet which shall be as of a date within the preceding sixteen (16) months, and (2) statements of profit and loss and retained earnings which shall be as of a date within the twelve (12) months preceding the date of such balance sheet, provided, however, that if such balance sheet is not as of a date within the preceding six (6) months, the balance sheet shall be accompanied by additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date within the preceding six (6) months and (C) the Company's audited balance sheet, statements of profit and loss and retained earnings for the two (2) preceding fiscal years of the Company; and

          (k) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property, or affairs of the Company as the Investors reasonably may request.

     SECTION 6.2  FINANCIAL COVENANTS AND RATIOS.

          (a) The Company will not permit, at any time, its total shareholders' equity (including common and preferred stock, capital surplus, additional paid-in-capital and retained earnings, less the cost of capital stock of the Company required for the Treasury and other capital accounts, if any) of the Company at such date, determined in accordance with generally accepted accounting principles consistently applied ("Total Equity"), to be less than $1,000,000.

          (b) The Company will not have any indebtedness due to any shareholder except for up to $1,000,000 of indebtedness ("Shareholder Loans"), without the approval of the Board of Directors and the Series A Director.

          (c) The Company will not permit the ratio of (x) its indebtedness from all sources (excluding indebtedness secured by real estate which is subject to a binding, valid, and subsisting sale contract with an unaffiliated third party) minus Shareholder Loans to (y) its Total Equity (excluding the effect, if any, of the loans described in the previous parenthetical) plus Shareholder Loans to exceed 2.5:1.0 as of the last day in any fiscal month.

          (d) The Company will not acquire, purchase or lease pursuant to a capitalized lease, fixed assets, equipment, or real estate (excluding building lots for homes) having an aggregate purchase price of capitalized cost (in the case of capitalized leases) in excess of $250,000 in any fiscal year provided that the Company may exceed such amount, in each case with the approval of the Board of Directors and the Series A Director.

          (e) Any covenant violation in this Section 6.2 may be waived at the discretion of the Series A Director.

     SECTION 6.3 CORPORATE EXISTENCE. The Company shall maintain and cause any Investment in which the Company owns a controlling interest to maintain their respective separate corporate existences, rights, and franchises in full force and effect.

     SECTION 6.4 PROPERTIES, BUSINESS, INSURANCE. The Company shall maintain and cause any subsidiary to maintain as to their respective properties and businesses, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated which insurance shall be deemed by the Company to be sufficient. The Company shall also maintain in effect "key person" life insurance policies, payable to the Company, on the life of each of Arthur J. Falcone and Philip Cucci, Jr. (so long as he remains an employee of the Company), in the amount of at least $1,000,000. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against such policy. If requested by the Investors, the Company will add one designee of the Investors as a notice party for such policy and shall request that the issuer of such policy provide such designee with ten (10) days notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

     SECTION 6.5 INSPECTION, CONSULTATION, AND ADVICE. The Company shall permit and cause any subsidiary to permit any of the Investors and such persons as the Investors may designate, at the expense of the Company once per year, and if more often than once per calendar year, with the additional visits at such Investor's expense, to visit and inspect any of the properties of the Company and any Investment, examine their books and take copies and extracts therefrom, discuss the affairs, finances, and accounts of the Company with their officers, employees, and public accountants and the Company hereby authorizes said accountants to discuss with such Investors and such designees such affairs, finances, and accounts), and consult with and advise the management of the Company as to their affairs, finances, and accounts, all at reasonable times and upon reasonable notice.

     SECTION 6.6 RESTRICTIVE AGREEMENTS PROHIBITED. The Company shall not become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Articles, the Shareholders Agreement, the Indemnification Agreement, or the Warrants.

     SECTION 6.7 TRANSACTIONS WITH AFFILIATES. Except for (a) transactions contemplated by this Agreement, (b) transactions with the affiliated entities listed in Section 6.7 of the Disclosure Schedule, provided that the terms of such transactions are no less favorable to the Company than the terms available from third parties on an arm's length basis from non-affiliated third parties,
(c) loans by shareholders up to $1,000,000 outstanding at any time, provided that the security for such loans is limited to the real estate on which the specific construction activities financed are located and provided further that the interest rate and terms are no less favorable than the rate and terms available on an arm's length basis from unaffiliated third parties, or (d) as otherwise approved by the Board of Directors, the Company shall not enter into any transaction with any director, officer, employee, or holder or more than 5% of the outstanding capital stock of any class or series of capital stock of the Company, member of the family of any such person, or any corporation, partnership, trust, or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner, or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment. All transactions with affiliates shall be reported on a quarterly basis in the financial reports required by Section 6.1(b) hereof, including, with respect to each transaction, the affiliate involved, the amount paid to the affiliate in such quarter, and amounts remaining to be paid to the affiliate by the Comany.

     SECTION 6.8 EXPENSES OF DIRECTORS. The Company shall promptly reimburse in full, each director of the Company who is designated as a nominee for the Board of Directors pursuant to the rights of the Investors under the Shareholders Agreement or pursuant to the Articles (the "Series A Directors"), for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof. In addition, the Company shall pay directors fees to each Series A Director in an amount of $12,000 per annum, in equal quarterly installments commencing June 1993, and continuing quarterly thereafter until holders of Preferred Stock and Warrant Shares no longer have the right to designate Series A Directors.

     SECTION 6.9 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred Stock and the Warrants for repayment of indebtedness not to exceed $400,000, working capital requirements, and for general corporate purposes.

     SECTION 6.10 BOARD OF DIRECTORS MEETINGS. The Company shall use its best efforts to ensure that meetings of the Board of Directors of the Company are held at least four (4) times each year and at least once each quarter.

     SECTION 6.11 COMPENSATION. Without the written consent of the Series A Directors, the Company shall not pay to its management compensation in excess of that shown on the pro formas previously delivered to the Investors.

     SECTION 6.12 BYLAWS. The Company shall at all times cause its Bylaws to provide that, (a) unless otherwise required by the laws of the State of Florida,
(i) any two (2) directors and (ii) any holder or holders of at least 66% of the outstanding shares of Common Stock or 25% of the outstanding Preferred Stock, shall have the right to call a meeting of the Board of Directors or shareholders and (b) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Articles. The Company shall at all times maintain provisions in its Bylaws or Articles indemnifying all directors against liability to the maximum extent permitted under the laws of the State of Florida.

     SECTION 6.13 MAINTENANCE OF OWNERSHIP OF INVESTMENTS. The Company shall not sell or otherwise transfer any shares of capital stock of any Investment, except to the Company or another Investment, or permit any Investment in which the Company owns a controlling interest, to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any Investment except to the Company or another Investment.

     SECTION 6.14 DISTRIBUTIONS BY INVESTMENTS. The Company shall not permit any Investment in which the Company owns a controlling interest to purchase or set aside any sums for the purchase of, or pay any dividend, or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another Investment in which the Company owns a controlling interest.

     SECTION 6.15 COMPLIANCE WITH LAWS. The Company shall comply with all applicable laws, rules, regulations, and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

     SECTION 6.16 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles, consistently applied, reflecting all financial transactions of the Company and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts, and other purposes in connection with its business shall be made.

     SECTION 6.17 EMPLOYEE STOCK PLANS. As long as the Investors shall continue to own any of the Preferred Stock, Warrants, or Warrant Shares, the Company shall sell shares of or grant options to purchase shares of its capital stock to Employees, officers, and directors of and consultants to the Company only pursuant to stock option plans or stock purchase plans which have been adopted and approved by the Company's Board of Directors and only so long as the Company has an option to repurchase such shares upon the termination of employment with the Company of such Employees, officers, directors, and consultants, and the total number of shares of Common Stock as to which the Company may make such sales or grant such options shall not exceed 10,000 shares, such number subject to equitable adjustment for reorganizations, stock splits, stock dividends, and like events (including shares issued or sold pursuant to (i) any such stock option plan even though the shares were acquired upon the exercise of stock options which were granted prior to the date hereof, and (ii) any such stock purchase plans even though the shares acquired thereunder were purchased prior to the date hereof). Under no circumstances shall the total number of shares of the Company's Common Stock issued under any such stock purchase plan, plus any shares issued or subject to issuance under any such stock option plan, exceed 10,000 shares (such number subject to equitable adjustment for reorganizations, stock splits, stock dividends, and like events) at any time.

     SECTION 6.18 FEES AND EXPENSES OF INVESTORS' COUNSEL. The Company shall pay the fees not to exceed $30,000, and expenses of Powell, Goldstein, Frazer & Murphy, Investors' counsel at the closing of the purchase and sale of the Preferred Stock and Warrants.

     SECTION 6.19 INDEMNIFICATION AGREEMENT. The Company will execute and deliver to each Director an Indemnification Agreement in substantially the form of Exhibit E hereto and will not take any action to terminate, rescind, or reduce the scope of the indemnification provided thereby.

     SECTION 6.20 UNITED STATES REAL PROPERTY HOLDING CORPORATION. If at any time in the future the Company shall become a "United States Real Property Holding Corporation" (as that term is defined in Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service) the Company shall, as promptly as practicable, notify each foreign investor. Within thirty (30) days after receipt of a request from a foreign investor, the Company shall prepare and deliver to such foreign investor the statement required under Regulation
Section 1.897-2(h)(1)(IV) and subject to the succeeding sentence either or both of the following documents: (i) an affidavit in conformance with the requirements of Internal Revenue Code ("IRC") Section 1445(b)(3) or (ii) a notarized statement, executed by an officer having actual knowledge of the facts, that the shares of Company stock held by such foreign investor are of a class that is regularly traded on an established securities market, within the meaning of IRC Section 1445(b)(6). If the Company is unable to provide either of the documents described in (i) or (ii) above, if requested, it shall promptly notify such foreign investor in writing of the reasons for such inability. Finally, upon the request of a foreign investor and without regard to whether either document described in (i) or (ii) above has been requested, the Company shall reasonably cooperate with the efforts of such foreign investor to obtain a "qualifying statement," within the meaning of IRC Section 1445(b)(4) or such other documents as would excuse a transferee of a foreign investor's interest from withholding of income tax imposed pursuant to IRC Section 897(a).

                                   ARTICLE 7.

                            SPECIAL REDEMPTION RIGHT

     The Company, and with the unanimous written consent of the Board of Directors, the Founders, or any of them, at any time prior to November 30, 1995 (the "Expiration Date"), shall have the right to redeem Warrants exercisable for 75,000 Warrant Shares, or if Warrants have been exercised such that the then outstanding Warrants are exercisable for less than 75,000 shares, then the right to redeem shall encompass (i) the then outstanding Warrants plus (ii) a number of issued and outstanding Warrant Shares which, when added to the number of Warrant Shares issuable upon exercise of the then outstanding Warrants, equals 75,000 (such number of Warrants or Warrants and Warrant Shares, as the case may be, are hereinafter the "Redeemable Warrants and Shares") and 5,455 shares of Preferred Stock, upon the following terms and conditions (the "Special Redemption Right"):

          (a) If the Company, or, if applicable, the Founders, determine that it or they desire to exercise the Special Redemption Right, the Company or the Founders shall deliver a written notice (the "Special Redemption Notice") to each Investor which specifies (i) that 75,000 Redeemable Warrants and Shares and 5,455 shares of Preferred Stock are to be redeemed by the Company or the Founders, whichever the case may be, (ii) the number of Redeemable Warrants and Shares and shares of Preferred Stock to be redeemed from each Investor (as determined in accordance with subsection (b) hereof), and (iii) the time, date, and place of the closing of the redemption which shall be a date at least 30 days after the date the Special Redemption Notice is delivered to the Investors, but in no event after the Expiration Date.

          (b) The Special Redemption Notice shall constitute an irrevocable call option in favor of the Company or the Founders, which ever is applicable, to purchase from each Investor a number of (i) Redeemable Warrants and Shares equal to the product of (A) 75,000 multiplied by (B) a fraction, the numerator of which is the number of Redeemable Warrants and Shares owned of record by such Investor, and the denominator of which is the total number of then outstanding Warrant Shares plus the total number of Warrant Shares issuable upon exercise of all then outstanding Warrants, and (ii) shares of Preferred Stock equal to the product of (A) 5,455 multiplied by (B) a fraction, the numerator of which is the number of shares Preferred Stock owned of record by such Investor on the date of the Special Redemption Notice, and the denominator of which is the total number of shares of Preferred Stock outstanding on the date of the Special Redemption Notice (including any Preferred Stock issued as a Preferred Dividend-in-Kind, as set forth in the Articles).

          (c) The purchase price to be paid to each Investor at the closing of the redemption described in the Special Redemption Notice shall be equal to the product of the number of Shares of Preferred Stock to be redeemed from such Investor multiplied by $100 plus an amount which, when added to the Preferred Dividends (as defined in the Articles) actually paid on the shares of Preferred Stock being redeemed, would yield to such Investor an annual internal rate of return of 25%, computed from the date hereof through the date of the closing of the redemption described in the Special Redemption Notice. For purposes of the redemption, shares of Preferred Stock shall be redeemed on a first issued, first redeemed basis, and Warrants shall be redeemed prior to the redemption of Warrant Shares.

          (d) The closing of the purchase of redemption described in the Special Redemption Notice shall be held at the principal office of the Company in Coral Springs, Florida on a date at least 30 days after the date the Special Redemption Notice is delivered to the Investors, but in no event after the Expiration Date. At the closing, the Investors shall deliver certificates evidencing the Warrants and the Preferred Stock being redeemed, duly endorsed or accompanied by duly executed stock powers, free and clear of all liens, claims, charges, or encumbrances, against payment for the Redeemable Warrants and Shares and the shares of Preferred Stock being redeemed. At the closing, the Company will, if necessary re-issue certificates evidencing the balance of the Warrant Shares and shares of Preferred Stock held by such Investor after the redemption. No Investor shall be obligated to tender the Redeemable Warrants and Shares and shares of Preferred Stock at the closing of the redemption described in the Special Redemption Notice, unless the Company redeems the number of Redeemable Warrants and Shares and shares of Preferred Stock from each Investor as specified in the Special Redemption Notice or any amendment thereof which is satisfactory to all Investors.

                                   ARTICLE 8.

                                  MISCELLANEOUS

     SECTION 8.1 EXPENSES. Except as provided in Section 6.17 hereof, the Company shall pay at Closing, all expenses incurred by it and by the Investors in connection with the negotiation, documentation, and consummation of the transactions contemplated hereby, whether or not such transactions shall be consummated.

     SECTION 8.2 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations, and warranties made herein or in the Shareholders Agreement and the Warrants, or any certificate or instrument delivered to the Investors pursuant to or in connection with this Agreement, the Shareholders Agreement and the Warrants shall survive the execution and delivery of this Agreement, the Shareholders Agreement and the Warrants, and the closing of the transactions contemplated hereby and thereby, and all statements contained in any certificate or other instrument delivered by the Company or the Founders hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company or the Founders, respectively. All covenants, agreements, representations, and warranties made herein or in the Shareholders Agreement and the Warrants, or any certificate or instrument delivered to the Company and the Founders pursuant to or in connection with this Agreement, the Shareholders Agreement and the Warrants shall survive the execution and delivery of this Agreement, the Shareholders Agreement and the Warrants, and the closing of the transactions contemplated hereby and thereby, and all statements contained in any certificate or other instrument delivered by the Investors hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Investors.

     SECTION 8.3 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations, and warranties made herein or in the Shareholders Agreement and the Warrants, or any certificate or instrument delivered to the Company or the Founders pursuant to or in connection with this Agreement, the Shareholders Agreement and the Warrants shall survive the execution and delivery of this Agreement, the Shareholders Agreement and the Warrants, and the closing of the transactions contemplated hereby and thereby, and all statements contained in any certificate or other instrument delivered by the Investors hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Investors.

     SECTION 8.4 BROKERAGE. Except for an advisory fee payable by the Company to Jefferies & Company in the amount of $50,000, each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     SECTION 8.5 PARTIES IN INTEREST. All representations, covenants, and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants, and agreements benefiting the Investors shall inure to the benefit of any and all subsequent holders from time to time of the Preferred Stock or the Warrants. Notwithstanding the foregoing, the right to purchase the Preferred Stock and the Warrants hereunder pursuant to Section 1.1 may not be sold, transferred, or otherwise assigned except to an affiliate of the Investors, a successor to substantially all the business and assets of the Investors.

     SECTION 8.6 NOTICES. All notices, requests, consents, and other communications required or permitted hereunder shall be in writing and shall be effective when delivered in person or by a courier service, postage prepaid, addressed as follows:

          (a)  if to the Company:

               Transeastern Properties of South Florida, Inc.
               7522 Wiles Road
               Suite 203
               Coral Springs, FL  33067
               Attention:  President

     with a copy (which shall not constitute notice) to:

               Kinsey & Gleason
               185 Northwest Spanish River Boulevard
               Suite 100
               Boca Raton, FL  33431
               Attention:  John Kinsey, Esq.

          (b)  if to the Investors:  At the address of
               such Investor on Schedule 1 hereto

     with a copy (which shall not constitute notice) to:

               Powell, Goldstein, Frazer & Murphy
               191 Peachtree Street, N.E.
               16th Floor
               Atlanta, Georgia 30303
               Attention:  Gerardo M. Balboni II, Esq.
               Facsimile Number (404) 572-6999;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     SECTION 8.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, irrespective of the choice of law provisions thereof.

     SECTION 8.8 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire agreement of the parties with respect to the subject matter hereof and thereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

     SECTION 8.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 8.10 AMENDMENTS. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding shares of Preferred Stock and Warrant Shares.

     SECTION 8.11 SEVERABILITY. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority to the extent possible, it shall be modified in such manner as to be valid, legal, and enforceable but so as to most nearly retain the intent of the parties and, if such modification is not possible, such provision shall be severed from this Agreement, and in either case, the validity and enforceability of any other provision and of the entire Agreement shall not be affected thereby.

     SECTION 8.12 TITLES AND SUBTITLES. The title and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     SECTION 8.13 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          (a) "affiliate" shall mean, with respect to any person, any person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such other person.

          (b) "person" shall mean an individual, corporation, trust, partnership, joint venture, limited liability company, unincorporated organization, government agency, or any agency or political subdivision thereof, or other entity.

          IN WITNESS WHEREOF, the Company and the Investors have executed this Agreement as of the day and year first above written.


                              TRANSEASTERN PROPERTIES OF SOUTH
                              FLORIDA, INC.


[Corporate Seal]              By:

Attest:                       Title:



Secretary


                              INVESTORS:

                              MEZZONEN, S.A.

                              By: Patrick Savin, Chief Financial Officer


                              THE HANDLER FAMILY TRUST DTD 9/12/91

                              By: Richard Handler, Trustee


                              CHRISTOPHER ALLICK
                              ANDREW WHITTAKER
                              DAVID F. EISNER
                              DAVID J. LOSITO


                              By:
                                      Kenneth Taratus, Attorney-in-fact
                                         under POA dated June 1, 1993

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                              FOUNDERS



                              Arthur J. Falcone



                              Marcy Falcone



                              Edward W. Falcone



                              Diana Falcone



                              Philip Cucci, Jr.



                              Linda Cucci

                                   SCHEDULE 1
                                       TO
                       SERIES A REDEEMABLE PREFERRED STOCK
                                       AND
                           WARRANT PURCHASE AGREEMENT

                                        Preferred   Warrant        Aggregate
                                         Shares     Shares         Purchase
Investor Name and Address               Purchased  Purchased         Price
-------------------------               ---------  ---------         -----
Mezzonen, S.A.* .......................   18,250    250,938    $   1,825,250.94
Savin Carlson Investment Corp.
9777 Wilshire Boulevard
Suite 811
Beverly Hills, CA 92212
Attention:  Patrick Savin,
Chief Investment Advisor

Christopher Allick ....................      350      4,812    $      35,004.81
Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, CA 90025

Andrew Whittaker ......................      100      1,375    $      10,001.38
Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, CA 90025

David F. Eisner .......................      200      2,750    $      20,002.75
Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, CA 90025

David J. Losito .......................      100      1,375    $      10,001.38
Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, CA 90025

The Handler Family Trust DTD 9/12/91 ..    1,000     13,750    $     100,013.75
Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, CA 90025

                                          20,000    275,000    $   2,000,275.01

* Nominee to register shares for Mezzonen is: Banque Scandinave A. Luxembourg

                                   SCHEDULE 2
                                       TO
                      SERIES A REDEEMABLE PREFERRED STOCK
                                       AND
                           WARRANT PURCHASE AGREEMENT

                              DISCLOSURE SCHEDULE

                                   SCHEDULE 2


Section 2.1  Organization, Qualifications and Corporate Power

        (a) The Company owns the following interests in the following entities:

        (b) 100 % of Transeastern Finance, Inc. which owns 5.0% of Builder's Finance, Inc.


Section 2.4  Authorized Capital Stock

        As of June 1, 1993, the Company had authorized and outstanding 725,001 shares of common stock, which shares were owned by the following persons:

               Edward W. Falcone and Diana Falcone, his wife 241,667 shares Arthur J. Falcone and Marcy Falcone, his wife 241,667 shares
               Philip Cucci, Jr. and Linda Cucci, his wife       241,667 shares

        As of June 1, 1993, the Board of Directors of the Company voted to enter into an arrangement with Forrest Hamilton ("Hamilton"), whereby the Company would grant to Hamilton warrants for the purchase of 25,000 shares of the common stock of the Company in exchange for the performance of certain advertising and marketing services on behalf of the Company. Such warrants are to be issued no later than July 15, 1993. The Board of Directors also voted to enter into a separate arrangement with Hamilton whereby Hamilton would be entitled to receive additional warrants for common stock of the Company for the performance of future advertising and marketing services for the Company, as may hereafter be approved by the Board of Directors, and for such other services as Hamilton may perform for the Company as may hereafter be approved by the Board of Directors, to a maximum of 2.5% of the authorized shares of the Company.


Section 2.7  Title to Properties

        (a) Attached to this Schedule as Exhibit "2.7(a)" is a listing of the individual building lots owned by the Company. The Company has provided counsel to the Investors with copies of all title insurance policies in favor of the Company with respect to such properties, together with copies of all mortgages encumbering such properties. The Company is in the process of planning and/or constructing single family residences on the majority of such lots under contracts with purchasers. The lots marked with asterisks are properties on which the Company has constructed houses for which no sales contracts have yet been executed ("spec" houses). The lots marked with double asterisks represent model homes. In addition to the building lots listed on Exhibit 2.7(a), the Company also owns a parcel of property which is described as the last parcel of property on Exhibit 2.7(a) and is referred to as the "Cooper City Property". The Cooper City Property consists of 36 contiguous lots located in Cooper City, Florida, comprised of two phases. The first phase of the Cooper City Property consists of 26 lots and was purchased in April, 1993 for a purchase price of $750,000. The second phase of the Cooper City consists of 10 lots and will be purchased for $230,000 and will be acquired in June, 1993. The Company intends to build homes on all such lots for sale to individual purchasers under pre-executed contracts for sale under a program for marketing and advertising for the entire community.

        (b) The Cooper City Property is scheduled to receive final approval of its plat from Broward County within the next 20 days. A sales program at the Cooper City Property has already begun, which has produced contracts for the sale of 10 homes.

        (c) Certificates of occupancy have not been obtained for uncompleted houses in the process of construction on any of the lots.

        (d) Certain personal property used by the Company is leased. Copies of such leases have been provided to Investor's counsel, and are listed below:

            Lease dated July 26, 1990 with Coggin O'Steen Motors for 1990 Mercedes used by Arthur Falcone Lease with Lou Bachrodt Chevrolet for 1993 Chevrolet used by Philip Cucci

            Additionally, the Company owns a 1993 Ford Pick-Up Truck which is financed with Barnett Bank. The Company is also a party to two leases with Builder's Design & Leasing Incorporated, whereby the Company leases certain furniture for use in its office and models.


Section 2.8   Leasehold Interests

        The Company has provided the Investor's counsel copies of all leases of real property to which the Company is a party, as listed in Section 2.11(j) below.


Section 2.9   Insurance

        The Company has provided Investors' counsel with copies of all insurance policies now held by the Company, as described in Section 2.11(q) below. Although the Company has received no formal notice from its insurance carriers, it is anticipated that the cost of the Company's builder's risk insurance will increase later this year due to an industry-wide increase in South Florida due to the claims arising from Hurricane Andrew from August, 1992.


Section 2.10  Taxes

        In 1992, the Company achieved approximately $400,000 in taxable income which was not distributed to shareholders. Because the Company had previously elected treatment as a Sub-Chapter "S" corporation, this income was taxable to the shareholders, despite the fact that such income had not been distributed to them. In 1993, the Company has made distributions to Edward Falcone, Arthur Falcone and Philip Cucci in the approximate amount of $120,000 to enable them to pay such taxes.


Section 2.11  Other Agreements

        (a) The Company is a party to an Exclusive Right of Sale Agreement with Coral Ridge Properties and an Application and Agreement to become an Arvida (Weston) Approved Builder. These agreements restrict the Company in the marketing of homes within such communities. These are standard agreements which all builders in these communities are required to execute, which provide CRP and Arvida with the right to act as the exclusive sales agents for homes sold in their respective communities. These type of arrangements are believed to enhance the marketing of homes in these communities. The Company has provided the Investors' counsel with copies of these Agreements.

        (b) The Company provides bonus, hospitalization, insurance and certain other benefits to its employees and officers as described in Section
            2.20 below.

        (c) Copies of all promissory notes and mortgages or other security documents securing the payment thereof have been provided to the Investors' counsel, and are listed on Exhibit "2.11(g)" attached hereto.

            The Company is responsible for the payment of the sums due to the FDIC in connection with a $255,018.00 loan which was made by First Commercial Bank of Florida to Arthur Falcone and Philip Cucci, individually, at a time when the Company was unable to obtain sufficient financing in its own name. This loan was made to Falcone and Cucci individually, who thereupon loaned the money to the Company for general corporate purposes. First Commercial Bank was taken over by the FDIC in December, 1990. Following such failure and takeover, the FDIC refused to renew the line of credit in accordance with established practice, and commenced such litigation. Agreement has been reached with the FDIC regarding the resolution of litigation between the FDIC and Falcone and Cucci regarding such loan. Pursuant to such agreement, the FDIC will receive $5,000.00 principal payment per month, together with accrued interest at the Wall Street Journal Prime Rate plus 1.0% on the unpaid principal balance of such loan. The unpaid principal balance as of the date hereof is approximately $180,000.00. We are awaiting receipt of the executed settlement documents in connection with this matter. As the loan was incurred for the corporate purposes of the Company, the Company has agreed with Falcone and Cucci to make the payments to the FDIC as aforesaid. Such agreement between the Company and Falcone and Cucci has not been reduced to writing.

        (d) The Company has provided Investors' counsel with copies of all leases of real property to which the Company is a party. These leases are listed as follows:

            Lease for office space located at 7522 Wiles Road, Suite 203, Coral Springs, Florida, attached.

            Lease Agreement between the Company, Lessor, and Mary Ann Sullivan, Lessee, for property located at 10319 N.W. 48th Court, Coral Springs, FL 33076, attached.

            Lease Agreement between the Company, Lessor, and Marvin and Francine Cooper, Lessee, for property located at 5144 Northsprings Way, Coral Springs, Florida 33067.

            Lease Agreement between the Company, Lessor, and Coral Ridge Realty, Inc., Lessee, for property described as Lot 55, Block "S", Kensington, according to the Plat thereof, as recorded in Plat Book 146, at Page 39, of the Public Record of Broward County, Florida, together with all appurtenances.

        (e) None other than the Stockholders Agreement to which the Investors will become a party.

        (f) As of the date hereof, the Company is the beneficiary under various policies of insurance (other than title insurance), as set forth on Exhibit "2.11(q)" attached hereto. Copies of all such policies have been provided to counsel for the Investors.

        (g) The Company is a party to a written agreement with Jack Hardy, Inc., which is the construction contractor performing certain earth moving and site preparation work at various of the Company's projects. A copy of this Agreement is being provided to the Investors' counsel.


Section 2.12  Patents, Trademarks, Etc.

        The name "Transeastern" is also used by two other corporations in which certain of the Founders hold an interest, such corporations being Transeastern Construction, Inc. and Transeastern-Everglades Properties, Inc. Transeastern Construction is engaged in the re-modeling and commercial construction business. Transeastern Everglades is engaged in the development of a warehouse facility at Port Everglades in Fort Lauderdale, Florida.


Section 2.14  Assumption, Guaranties, Etc. of Indebtedness of Other Persons

        Other than the arrangement described in Section 2.11(h) above, the Company has not guaranteed the indebtedness of any other person or entity, other than guaranties associated with the endorsement of negotiable instruments given to the Company as payment for the sale of property by the Company.


Section 2.17  Financial Statements

        Financial Statements prepared by Peat Marwick & Mitchell have previously been provided to counsel to the Investors.


Section 2.19  Absence of Changes

        (a) The acquisition of the Cooper City Property is a departure from the historic business of the Company, in that such property represents the first time that the Company has acquired a large block of contiguous lots for development and sale as a distinct community.


Section 2.20  Employee Benefit Plans

        The Company provides group hospitalization coverage for five of its employees. The limits of such coverage are $2,000,000 per covered person. The Company pays 100% of the cost of such coverage for Edward W. Falcone, Arthur J. Falcone and Philip Cucci, Jr. and their families. The Company pays 75% of the cost of such coverage for Cora DiFiore and Tom

Pagnotta, and 25% of the cost of their families, with 75% to be paid by the employee. Such coverage is provided by John Alden Insurance Company.


        The Company provides one week paid vacation to employees. There is no limit on the amount of vacation which officers are entitled to take.

        The company provides life insurance coverage on the lives of Edward W. Falcone, Arthur J. Falcone and Philip Cucci at no cost to such officers. The beneficiaries of such policies are the Company and the respective officers' wives.

        The Company has no severance policy.


Section 2.21  Disclosure

        A true and correct copy of (i) the Articles of Incorporation of the Company, and all amendments thereto certified by the appropriate state official; and (ii) the By-laws of the Company and all amendments thereto, have previously made available to counsel for the Investors.

        (a) Minute books of the Company have been made available to counsel for the Investors prior to the date hereof.


Section 2.23  Transactions with Affiliates

         Robert Falcone, the brother of Edward and Arthur Falcone, has previously made certain loans to the Company individually and through a corporation which he owns named B & E Management. As of the date hereof, the outstanding principal balance due under such loans is $250,000. Such loans are payable upon the sale of the parcels of real property which serve as collateral for such loan. Copies of the promissory notes and other loan documents evidencing this arrangement have been provided to Investors' counsel. Additionally, from time to time, the Company enters into transactions with Transeastern Construction, Inc., a corporation whose shares are owned by Art Falcone, Edward Falcone and Philip Cucci, whereby Transeastern Construction performs certain construction services for the Company.

                                   SCHEDULE 6


Section 6.7  Transactions With Affiliates

        It is presently anticipated that the Company will do business from time to time with several entities owned in whole or in part by the Founders. These entities include:

        Wiles Road Electric - Electrical Sub-Contractor

        Transeastern Painting - Painting Sub-Contractor

        Wiles Road Title - Title Insurance Company

                                   SCHEDULE 3
                                       TO
                      SERIES A REDEEMABLE PREFERRED STOCK
                                       AND
                           WARRANT PURCHASE AGREEMENT

                        ACCREDITED INVESTOR CERTIFICATES

                                   EXHIBIT A
                                       TO
                      SERIES A REDEEMABLE PREFERRED STOCK
                                      AND
                           WARRANT PURCHASE AGREEMENT

                                FORM OF WARRANT

                                                                  Execution Copy

THIS WARRANT HAS BEEN, AND THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF WILL BE, ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND OF THE FLORIDA INVESTOR PROTECTION ACT (THE "FLORIDA ACT"). SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR TRANSFERRED OTHER THAN (I) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND THE FLORIDA ACT, AND (II) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT, THE FLORIDA ACT, AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS.

                 TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC.

Original Issue Date: June 2, 1993                           Warrant No. 93-____

                        WARRANT TO PURCHASE COMMON STOCK


     THIS CERTIFIES THAT IN CONNECTION WITH, and as an inducement to ____________________ (the "Holder"), to consummate the transactions contemplated by that certain Series A Redeemable Preferred Stock and Warrant Purchase Agreement, dated June 2, 1993 among Holder, TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC., a Florida corporation (the "Corporation"), and certain other parties identified therein (the "Purchase Agreement"), Holder is entitled to purchase, on the terms and conditions hereinafter set forth, ________ shares of the Common Stock, $.01 par value, of the Corporation (the "Common Stock"), at a price $.01 per share (the "Exercise Price"), such number of shares and such Exercise Price being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant. Each share of Common Stock as to which this Warrant is exercisable is a "Warrant Share" and all such shares are collectively the "Warrant Shares").

     SECTION 1. REGISTRATION OF WARRANT. This Warrant is one of a series of Warrants (collectively, the "Transaction Warrants") issued in connection with the transaction contemplated by the Purchase Agreement. Each Transaction Warrant contains identical terms except for the number of Warrant Shares and the distinctive Warrant number. The Corporation shall register this Warrant, upon records to be maintained by the Corporation for that purpose, in the name of the record Holder of this Warrant from time to time. The Corporation shall deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise or any distribution to the Holder hereof, and for all other purposes, and the Corporation shall not be affected by any notice to the contrary.

     SECTION 2. EXERCISE OF WARRANT.

     2.1 TIME OF EXERCISE. This Warrant may be exercised in whole or in part, at any time or from time to time prior to 5:00 p.m., Eastern Daylight Time, June 1, 2005, unless extended as hereinafter provided. The Corporation shall deliver to Holder, not less than 30 nor more than 60 days prior to the Expiration Date, written notice (the "Expiration Notice") which specifies the last date this Warrant may be exercised. The failure to deliver the Expiration Notice shall automatically

                                                                  Execution Copy

extend the Expiration Date until a date which is 30 days after the date the Expiration Notice shall have been delivered to Holder. The last day this Warrant can be exercised, whether June 1, 2005 or a later date determined as set forth above is hereinafter referred to as the "Expiration Date."

     2.2 MANNER OF EXERCISE. In order to exercise this Warrant, the registered Holder hereof shall deliver to the Corporation at its principal office at 7522 Wiles Road, Suite 203, Coral Springs, Florida 33067, Attention: President, or at such other office as shall be designated by the Corporation in writing pursuant to Section 12 hereof on or before 5:00 p.m. Eastern Time on the Expiration Date,
(i) a written notice of such registered Holder's election to exercise this Warrant (the "Exercise Notice"), which notice may be in the form of the Notice of Exercise attached hereto, properly executed and completed by the registered Holder or an authorized officer thereof, (ii) a check payable to the order of the Corporation, in an amount equal to the product of the Exercise Price MULTIPLIED BY the number of Warrant Shares specified in the Exercise Notice, AND
(iii) this Warrant (the items specified in (i), (ii), and (iii) are collectively the "Exercise Materials"). Upon timely receipt of the Exercise Materials, the Corporation shall, as promptly as practicable, and in any event within five (5) business days after its receipt of the Exercise Materials, execute or cause to be executed and delivered to such registered Holder a certificate or certificates representing the number of Warrant Shares specified in the Exercise Notice, together with cash in lieu of any fraction of a share, as hereinafter provided, and, (x) if the Warrant is exercised in full, a copy this Warrant marked "Exercised" or (y) if the Warrant is partially exercised, a copy this Warrant marked "Partially Exercised" together with a new Warrant on the same terms for the unexercised balance of the Warrant Shares. All of the certificates evidencing Warrant Shares shall bear the legend set forth in Section 8.2 hereof. The stock certificate or certificates shall be registered in the name of the registered Holder of this Warrant or such other name as shall be designated in the Exercise Notice. The date on which the Warrant shall be deemed to have been exercised (the "Exercise Date"), and the date the person in whose name any certificate for Warrant Shares is issued shall be deemed to have become the holder of record of such shares, shall be the date the Corporation receives the Exercise Materials, irrespective of the date of delivery of a certificate or certificates evidencing the Warrant Shares, except that, if the date on which the Exercise Materials are received by the Corporation is a date when the stock transfer books of the Corporation are closed, the Exercise Date shall be the date the Corporation receives the Exercise Materials, and the date such person shall be deemed to have become the holder of the Warrant Shares shall be the next succeeding date on which the stock transfer books are open.

     SECTION 3. ADJUSTMENTS TO WARRANT SHARES. The number of Warrant Shares issuable upon the exercise hereof shall be subject to adjustment in certain cases as set forth in this Section 3.

     3.1 CONSOLIDATION, MERGER, OR SALE. In the event the Corporation is a party to a consolidation, share exchange, or merger, or the sale of all or substantially all of the assets of the Corporation to, any person, or in the case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the surviving corporation, and in which there is a reclassification or change of the shares of Common Stock of the Corporation, this Warrant shall after such consolidation, share exchange, merger, or sale be exercisable for the kind and number of securities or amount and kind of property of the Corporation or the corporation or other entity resulting from such share exchange, merger, or consolidation, or to which such sale shall be made, as

                                                                  Execution Copy

the case may be (the "Successor Corporation"), to which a holder of the number of shares of Common Stock deliverable upon the exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Warrant would have been entitled upon such consolidation, share exchange, merger, or sale; and in any such case appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of the registered Holder of this Warrant, such that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to the number and kind of securities or the type and amount of property thereafter deliverable upon the exercise of this Warrant. The above provisions shall similarly apply to successive consolidations, share exchanges, mergers, and sales. Any adjustment required by this Section 3.1(a) because of a consolidation, share exchange, merger, or sale shall be set forth in an undertaking delivered to the registered Holder of this Warrant and executed by the Successor Corporation which provides that the Holder of this Warrant shall have the right to exercise this Warrant for the kind and number of securities or amount and kind of property of the Successor Corporation or to which the holder of a number of shares of Common Stock deliverable upon exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Warrant would have been entitled upon such consolidation, share exchange, merger, or sale. Such undertaking shall also provide for future adjustments to the number of Warrant Shares and the Exercise Price in accordance with the provisions set forth in Section 3 hereof.

     3.2 ADJUSTMENTS FOR STOCK DIVIDENDS AND SPLITS. In the event the Corporation should at any time, or from time to time after the Original Issue Date, fix a record date for the effectuation of a stock split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, or securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split, or subdivision if no record date is fixed), the number of Warrant Shares issuable upon the exercise hereof shall be proportionately increased and the Exercise Price shall be appropriately decreased by the same proportion as the increase in the number of outstanding Common Stock Equivalents of the Corporation resulting from the dividend, distribution, split, or subdivision. Notwithstanding the preceding sentence, no adjustment shall be made to decrease the Exercise Price below $.01 per Share.

     3.3 REVERSE STOCK SPLITS. In the event the Corporation should at any time or from time to time after the Original Issue Date, fix a record date for the effectuation of a reverse stock split, or a transaction having a similar effect on the number of outstanding shares of Common Stock of the Corporation, then, as of such record date (or the date of such reverse stock split or similar transaction if no record date is fixed), the number of Warrant Shares issuable upon the exercise hereof shall be proportionately decreased and the Exercise Price shall be appropriately increased by the same proportion as the decrease of the number of outstanding Common Stock Equivalents resulting from the reverse stock split or similar transaction.

                                                                  Execution Copy

     3.4 RECLASSIFICATION. In the event the Corporation should at any time or from time to time after the Original Issue Date, fix a record date for a reclassification of its Common Stock, then, as of such record date (or the date of the reclassification if no record date is set), this Warrant shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such reclassification to a holder of a number of shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such reclassification, and the Exercise Price shall be unchanged.

     3.5 SALES OR DEEMED SALES OF CORPORATION SECURITIES.

          (a) Prior to the exercise of the special redemption right of the Company set forth in Section 7 of the Purchase Agreement, if and whenever the Corporation shall issue or sell any shares of Common Stock or any equity or debt securities of the Corporation which are convertible into or exchangeable for shares of Common Stock, then, forthwith upon such issuance or sale, the number of Warrant Shares issuable upon the exercise of this Warrant shall be adjusted to a number which is equal to the product of (i) the quotient of (x) the number of warrant shares issuable upon exercise hereof on the Original Issue Date divided by (y) 275,000, MULTIPLIED BY (ii) the difference between (1) the quotient of (x) the number of shares of Fully Diluted Common Stock immediately after such issuance or sale DIVIDED BY (y) .725 MINUS (2) the number of shares of Fully Diluted Common Stock immediately after such issuance or sale. As used herein, the term "Fully Diluted Common Stock" means the outstanding shares of Common Stock assuming the conversion into Common Stock of all then outstanding convertible securities (at the then effective conversion prices), and the exercise of all then outstanding rights, options, and warrants, excluding the Transaction Warrants.

          (b) From and after the exercise of the special redemption right of the Company set forth in Section 7 of the Purchase Agreement, if and whenever the Corporation shall issue or sell any shares of Common Stock or any equity or debt securities of the Corporation which are convertible into or exchangeable for shares of Common Stock, then, forthwith upon such issuance or sale, the number of Warrant Shares issuable upon the exercise of this Warrant shall be adjusted to a number which is equal to [A PRO RATA SHARE OF] the quotient of (x) the number of shares of Fully Diluted Common Stock immediately after such issuance or sale DIVIDED BY (y) .80 MINUS the number of shares of Fully Diluted Common Stock immediately after such issuance or sale.

     3.6 NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue, or sale of securities, sale of assets or any other voluntary action, void or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not create a par value of any share of stock receivable upon the exercise of the Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares upon the exercise of the Warrant.

                                                                  Execution Copy

     3.7 NOTICE OF ADJUSTMENT. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Corporation shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of the Warrants and of the Exercise Price, together with the computation resulting in such adjustment.

     SECTION 4. CASH DIVIDENDS. In the event of any payment of any cash dividend or any distribution of property (including evidences of indebtedness of the Corporation, but excluding distributions of Common Stock), either tangible or intangible, to the holders of the Common Stock, prior to the Exercise Date, the registered Holder of this Warrant shall be entitled to receive, concurrently with the holders of the Common Stock, the per share amount of any such dividend or distribution MULTIPLIED BY the number of Warrant Shares then issuable upon exercise of this Warrant in the same manner and to the same extent as if the registered Holder of this Warrant were then the registered owner of such number of shares of Common Stock. For purposes hereof, the per share amount of any distribution of property shall be the fair market value thereof as determined by the Board of Directors in good faith in the resolutions authorizing any such distribution.

     SECTION 5. COVENANTS AS TO COMMON STOCK. The Corporation covenants and agrees that all Warrant Shares which may be issued will, upon issuance, be validly issued, fully paid and non-assessable. The Corporation further covenants and agrees that the Corporation will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the Warrant in full.

     SECTION 6. NO STOCKHOLDER RIGHTS. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Corporation.

     SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDER TO THE CORPORATION. The registered Holder of this Warrant, by acceptance of this Warrant represents, warrants, and covenants to the Corporation as follows:

          (a) The Holder is acquiring this Warrant, and agrees that the exercise of this Warrant and the acceptance of a certificate for Warrant Shares shall constitute its representation that the Warrant Shares are being acquired, for its own account for investment and not with a view to the distribution thereof, subject, however, to Holder's right to transfer this Warrant and the Warrant Shares in accordance with and subject to the restrictions on such transfer set forth herein.

          (b) The Holder understands that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or state securities laws, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws. The Holder acknowledges being informed that this Warrant and the Warrant Shares must be held indefinitely unless this Warrant or the Warrant Shares are registered for sale by such Holder under the Securities Act and applicable state securities laws or an exemption from registration is available. The Holder understands that a sale of the Warrant Shares made in reliance upon Rule 144 promulgated under the Securities Act ("Rule 144") can only be made in accordance with the terms and conditions of Rule 144 and further understands

                                                                  Execution Copy

that in the event that the exemption from registration provided by such Rule is not available, compliance with some other exemption under the Securities Act will be required in the absence of registration.

          (c) The Holder agrees not to sell, transfer, pledge or hypothecate this Warrant or any Warrant Shares unless a Registration statement is effective for this Warrant or Warrant Shares under the Securities Act or, in the written opinion of such Holder's counsel (a copy of which opinion shall be addressed to and delivered to the Corporation, and which counsel and which opinion shall be reasonably satisfactory to the Corporation), such transaction will not result in any violation of the registration requirements of the Securities Act or any applicable state securities law. The Corporation may not, and may instruct its transfer agent not to, transfer this Warrant or the Warrant Shares unless the Corporation has been advised by its counsel that the Holder has complied with the provisions of this Warrant and applicable securities laws relating to the proposed transfer.

     SECTION 8. TRANSFER OF SECURITIES.

     8.1 RESTRICTION ON TRANSFER. This Warrant and the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon,or otherwise, shall not be transferable except upon the conditions specified in
Section 7 and this Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act and applicable State securities laws with respect to the transfer of such securities. The Holder of this Warrant, by acceptance of this Warrant, agrees to be bound by the provisions of Section 7 and this Section 8 and to indemnify and hold harmless the Corporation against any loss or liability arising from the disposition of this Warrant or the Warrant Shares issuable upon exercise hereof or any interest in either thereof in violation of the provisions of this Warrant.

     8.2 RESTRICTIVE LEGEND. Each certificate for the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

     Legend for Warrant Shares or other shares of capital stock:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") AND THE FLORIDA INVESTOR PROTECTION ACT (THE "FLORIDA ACT") THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR TRANSFERRED OTHER THAN (I) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND THE FLORIDA ACT, AND (II) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT, THE FLORIDA ACT, AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS.

     8.3 TRANSFER OF WARRANTS. Subject to the restrictions on transfer specified in Section 7 and this Section 8, the Warrant is transferable in accordance with this Warrant, in whole or in part, at the agency or office of the Corporation referred to in Section 1 hereof, by the Holder

                                                                  Execution Copy

hereof in person or by a duly authorized attorney, upon surrender of this Warrant, with the Form of Assignment attached hereto duly executed by the then registered Holder of this Warrant or its duly authorized agent. The Corporation or its transfer agents shall register the transfer of any Warrants transferred in compliance with Section 7 and this Section 8 upon records to be maintained for that purpose, upon surrender of this Warrant. Upon any such Registration of transfer, a new Warrant substantially in the form of this Warrant evidencing the Warrant so transferred shall be issued to the transferee.

     SECTION 9. LOST, STOLEN, MUTILATED, OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated, or destroyed, the Corporation shall issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated, or destroyed, provided the registered Holder hereof shall deliver a lost warrant certificated in customary form, including indemnification of the Corporation.

     SECTION 10. FRACTIONAL WARRANT SHARES. The Corporation shall not be required to issue any fractions of Warrant Shares upon exercise of this Warrant, but the Corporation shall pay cash in respect of any fractional interest in a Warrant Share which would otherwise be issuable in an amount equal to the same fraction of the fair market value per share of the Common Stock on the day of the exercise, as reasonably determined by the Board of Directors of the Corporation.

     SECTION 11. NOTICE. All notices, requests, demands, and other communications required or permitted under this Warrant and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made, and received when personally delivered the day after deposited with a recognized national overnight delivery service prior to its dead-line for receiving packages for next day delivery or upon the fifth day after deposited in the United States registered or certified mail with postage prepaid, return receipt requested, in each case addressed as set forth below:

     If to the Corporation:       Transeastern Properties of South Florida, Inc.
                                  7522 Wiles Road
                                  Suite 203
                                  Coral Springs, FL 33067
                                  Attention: President

     If to the Holder hereof, to the address of such Holder appearing on the books of the Corporation.

     SECTION 12. CAPTIONS, SECTION, HEADINGS. Captions and section headings used herein are for convenience only, and are not a part of this Warrant and shall not be used in construing it.

     SECTION 13. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws in the State of Florida, irrespective of the choice of law provisions.

                                                                  Execution Copy


     IN WITNESS WHEREOF, TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC., has caused this Warrant to be executed in its name by its duly authorized officers under its corporate seal, and to be dated as of the date first above written.


                             TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC.


                             By:___________________________________
                                  Arthur Falcone, President

ATTEST:

___________________________
Secretary

                                                                  Execution Copy

                               FORM OF ASSIGNMENT

            [To be signed only upon transfer of unexercised Warrant]


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the attached Warrant to purchase the number of full shares of Common Stock, $____ par value, of Transeastern Properties of South Florida, Inc., issuable upon exercise of said Warrant, and appoints ________________, Attorney, to transfer such Warrant on the books of Transeastern Properties of South Florida, Inc., with full power of substitution in the premises.

Dated:  ___________________        _______________________________
                                            [Signature]


                                   _______________________________

                                   _______________________________
                                              [Address]

Signature guaranteed by a member of a national securities exchange or national bank:


__________________________

                                     NOTICE

     The signature above must correspond to the name as written upon the fact of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                  Execution Copy

                           FORM OF NOTICE OF EXERCISE

                  [To be signed only upon exercise of Warrant]


To:     TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC.


     The undersigned registered Holder of the attached Warrant hereby irrevocably elects to exercise the Warrant for, and to purchase thereunder, the full number of whole shares of Common Stock, $____ par value, of Transeastern Properties of South Florida, Inc., issuable upon exercise of said Warrant and hereby surrenders said Warrant and delivers to Transeastern Properties of South Florida, Inc., in immediately available funds, $_________ representing the Purchase Price for such shares. The undersigned herewith requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is _________________________________ and social security or tax identification number is ______________.


Dated:  _________________________            _________________________________

                                     NOTICE

     The signature above must correspond to the name as written upon the fact of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT B
                                       TO
                      SERIES A REDEEMABLE PREFERRED STOCK
                                      AND
                           WARRANT PURCHASE AGREEMENT

                         FORM OF SHAREHOLDERS AGREEMENT

                            SHAREHOLDERS AGREEMENT


      THIS SHAREHOLDERS AGREEMENT is made and entered into this 2nd day of June, 1993, by and among TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC, a Florida corporation (the "Company"), ARTHUR J. FALCONE and MARCY FALCONE, residents of the State of Florida (the "A. Falcones"), EDWARD W. FALCONE and DIANA FALCONE, residents of the State of Florida (the "E. Falcones"), PHILIP CUCCI, JR. and LINDA CUCCI, residents of the State of Florida (the "Cuccis"), MEZZONEN, S.A. ("Mezzonen"), a Luxembourg company, HANDLER FAMILY TRUST DTD 9/12/91 ("HFT"), a living trust organized and existing pursuant to the laws of the State of California, CHRISTOPHER ALLICK, a resident of the State of California ("Allick"), ANDREW WHITTAKER, a resident of the State of California ("Whittaker"), DAVID F. EISNER, a resident of the State of California ("Eisner"), and DAVID J. LOSITO a resident of the State of California, ("Losito").

                                  BACKGROUND

      A. Each of the A. Falcones, the E. Falcones, and the Cuccis are the holders as tenants by the entirety of the number of shares of the Common Stock (as hereinafter defined) of the Company set forth beside their names on the signature page hereto; and, the A. Falcones, the E. Falcones, and the Cuccis, collectively own all of the Common Stock issued and outstanding on the date hereof; and

      B. Pursuant to a Series A Redeemable Preferred Stock and Warrant Purchase Agreement (the "Stock Purchase Agreement") Mezzonen, HFT, Allick, Whittaker, Eisner, and Losito, have collectively purchased twenty thousand (20,000) shares of the Preferred Stock (as hereinafter defined), (or 100%) of the Preferred Stock issued and outstanding on the date hereof; and

      C. The execution and delivery of this Agreement by each of the A. Falcones, the E. Falcones, the Cuccis, and the Company is a condition precedent to the obligation of Mezzonen, HFT, Allick, Whittaker, Eisner, and Losito, to purchase the Preferred Stock pursuant to the Stock Purchase Agreement;

      D. The parties hereto wish to state herein their mutual agreements and obligations and to impose certain restrictions on the rights and benefits with respect to the disposition of the Shares (as hereinafter defined) now or hereafter owned by the Shareholders (as defined below), and to set forth certain agreements with respect to the management of the Company.

                                   AGREEMENT

      For and in consideration of the foregoing, the agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                                1.  DEFINITIONS

      The following capitalized terms are used in this Agreement with meanings thereafter ascribed:

      1.1 AFFILIATE. When used to indicate a relationship to a specified person, firm, corporation, partnership, association, or entity, "Affiliate" means any person, firm, corporation, partnership, association, or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with such person, firm, corporation, partnership, association, or entity.

      1.2 AGREEMENT. "Agreement" means this Agreement, together with any addenda and amendments made in the manner described in this Agreement.

      1.3 BUSINESS OF THE COMPANY. "Business of the Company" means the business of acquisition, development, and management of residential properties.

      1.4 CAUSE. "Cause" means (a) conduct amounting to fraud or dishonesty against the Company; (b) willful misconduct or repeated refusal to follow the reasonable directions of the Board of Directors of the Company; (c) knowing violation of law in the course of performance of the duties of employment with the Company; (d) repeated absences from work without a reasonable excuse; (e) repeated intoxication with alcohol or drugs while on the Company's premises during regular business hours; (f) a breach or violation of the terms of any agreement with the Company; (g) an act of disloyalty to the Company, substantially detrimental to the welfare of the Company; (h) a violation of the covenants set forth in Section 3 hereof; or (i) a conviction or plea of guilty or NOLO CONTENDERE to a felony or a crime involving moral turpitude.

      1.5 COMMISSION. "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

      1.6 COMMON STOCK. "Common Stock" means the Five Million (5,000,000) authorized shares of common stock, $.01 par value, of the Company, of which Seven Hundred and Twenty Five Thousand and One (725,001) shares are issued and outstanding as of the date hereof.

      1.7 COMMON STOCK EQUIVALENTS. "Common Stock Equivalents" means the sum of
(x) the number of shares of Common Stock outstanding, PLUS (y) the number of shares of Common Stock issuable upon conversion of all outstanding convertible securities and the exercise of all outstanding warrants, options, and rights.

      1.8 COMPETITOR. "Competitor" means a person or entity that is substantially engaged in a business like or similar to the Business of the Company. For purposes hereof "substantially engaged" shall mean that the average annual revenues of such person or entity derived from the conduct of a business like or similar to the Business of the Company during the three most recent completed fiscal years of such person or entity (of if such person or entity has conducted such business for less than three completed fiscal years, then for such lesser period) is equal to or greater than ten percent (10%) of the average annual gross revenues of such person or entity over such fiscal years (or lesser period).

      1.9 DISABILITY. "Disability" means (i) the inability of a Management Shareholder to perform the duties of such Management Shareholder's employment due to physical or emotional incapacity or illness, where such inability is expected to be of long-continued and indefinite duration or (ii) such Management Shareholder shall be entitled to (x) disability retirement benefits under the

Federal Social Security Act or (y) recover benefits under any long-term disability plan or policy maintained by the Company. In the event of a dispute, the determination of Disability shall be made by the Board of Directors of the Company and shall be supported by advice of a physician competent in the area to which such Disability relates.

      1.10 DISPOSITION. "Disposition" means any transfer of all or any part of the rights and incidents of ownership of the Shares, including the right to vote, and the right to possession of Shares as collateral for indebtedness, whether such transfer is outright or conditional, INTER VIVOS or testamentary, voluntary or involuntary, or for or without consideration.

      1.11 EFFECTIVE DATE OF TERMINATION. "Effective Date of Termination" means the effective date of the termination of the employee-employer relationship between a Management Shareholder and the Company for any reason, including, without limitation, resignation, discharge (with or without Cause), death, Disability, or retirement, notwithstanding that severance or similar payments are made to such Management Shareholder, or if no effective date of termination of such relationship is established by any notice given by either the Company or such Management Shareholder (which date established by notice shall not be retroactive), then the effective date of termination shall be the date such Management Shareholder last performs the regular duties of such Management Shareholder's employment or position with the Company, as determined in good faith by the Board of Directors.

      1.12 EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      1.13 INVESTORS. "Investors" means Mezzonen, HFT, Allick, Whittaker, Eisner, and Losito,.

      1.14 FAIR MARKET VALUE. "Fair Market Value" means the quotient of (x) the fair market value of the Company as of the fiscal quarter ended immediately prior to an Effective Date of Termination, as determined in good faith by the Board of Directors of the Company, DIVIDED BY (y) the total number of Common Stock Equivalents outstanding on the applicable Effective Date of Termination. In making the determination of the Fair Market Value pursuant to this subsection, the Board of Directors shall assume that fair market value of the Company is equal to the amount which would be paid in cash for the Company, as a going concern, by an unaffiliated third party financial buyer, and may take into account such additional factors as may be relevant to such valuation, including without limitation, the absence of a trading market for the Shares, the minority status of the Shares, and such other facts and circumstances as may be material. The Board of Directors may, but shall not be obligated to, engage the services of a reputable, experienced investment banking firm to assist it in the determination of Fair Market Value. The cost of determining Fair Market Value shall be borne by the Company.

      1.15 MANAGEMENT SHAREHOLDERS. "Management Shareholders" means, collectively, Arthur J. Falcone, Edward W. Falcone, and Philip Cucci, Jr.

      1.16  PERMITTED DISPOSITION.  "Permitted Disposition" means:

      (a) a Disposition by a Management Shareholder to which each Shareholder consents in writing;

      (b) a Disposition effected pursuant to the provisions of Sections 2.2, 2.3, 2.6, and 2.7 hereof;

      (c) a Disposition by a Management Shareholder to (i) a member of such Management Shareholder's immediate family, as defined in the regulations promulgated under Section 16 of the Exchange Act, or to any trust for his or their benefit, (ii) to any employee of the Company;

      (d) a Disposition effected by a Management Shareholder prior to a Termination of Employment in one of the following transactions: (i) dissolution or liquidation of the Company, (ii) merger of the Company into another corporation, or any consolidation, share exchange, combination, reorganization, or like transaction in which the Company is not the survivor, excluding any such merger, consolidation, reorganization, or like transaction in which the Investors or any Affiliate of an Investor is the survivor, (iii) sale or transfer (other than as security for the Company's obligations) of at least a majority of the assets of the Company, excluding any such transfer to the Investors or their Affiliates, (iv) sale or transfer of 50% or more of the issued and outstanding Shares by the holders thereof in a single transaction or in a series of related transactions, excluding any such transfer to the Investors or their Affiliates, (v) a Public Offering (if and to the extent permitted by the managing underwriter thereof), or (vi) the exercise of the right of the Company to repurchase the Shares upon a Termination of Employment; or

      (e) a Disposition effected by an Investor, provided the conditions of
Section 2.6(a) hereof are satisfied, if applicable.

      The foregoing notwithstanding, no Disposition shall be a Permitted Disposition unless the transferor shall have obtained the written agreement of the proposed transferee, that such transferee will be bound by, and the Shares proposed to be transferred will be subject to, this Agreement. Such written agreement shall be attached as an addendum to this Agreement and thereby incorporated as a part of this Agreement, whereupon the proposed transferee shall have adopted this Agreement, and thereafter shall be a party hereto, and the term "Shareholders" as used herein shall thereafter mean and include such transferee.

      1.17 PREFERRED STOCK. "Preferred Stock" means the Twenty Nine Thousand (29,000) authorized shares of Series A Redeemable Preferred Stock, of which Twenty Thousand (20,000) shares are issued and outstanding as of the date hereof.

      1.18 PRIME RATE. "Prime Rate" means the "prime rate" as published in THE WALL STREET JOURNAL (Eastern Edition) under its "Money Rates" column and specified as "[t]he base rate on corporate loans at large U.S. commercial banks," or, if no longer published as such, the rate of interest announced from time to time by NationsBank, N.A., as its prime rate, base rate or reference rate. If the Wall Street Journal publishes more than one "Prime Rate" under its "Money Rates" column, then the Prime Rate shall be the average of such rates.

      1.19 PROPRIETARY INFORMATION. "Proprietary Information" means information which derives economic value, actual or potential, from not being generally known and not being readily ascertainable by proper means to other persons who can obtain economic value from its disclosure or use and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality, but shall not include Excluded Information. Proprietary Information may include either technical or non-technical data, including without limitation, (a) any process, machine, pattern, compilation, program, method, technique, formula, chemical formula, composition of matter, or device which (1) is not generally known or which a Management Shareholder has a reasonable basis to believe may not be generally known, (2) is being used or studied, or may be used or studied, by the Company and is not described in a printed patent or in any literature already published and distributed externally by the Company, and (3) is not readily ascertainable from inspection of a product of the Company; (b) any engineering, technical, or product specifications including those of features used in any current product of the Company or which may be so used, or the use of which is contemplated, or may be contemplated, in a future product of the Company; (c) any application, operating system, communication system, or other computer software (whether in source or object code) and all flow charts, algorithms, coding sheets, routines, subroutines, compilers, assemblers, design concepts, test data, documentation, or manuals related thereto, whether or not copyrighted, patented or patentable, related to or used in the Business of the Company; or (d) information concerning the customers, suppliers, products, pricing strategies of the Company, personnel assignments and policies of the Company, or matters concerning the financial affairs and management of the Company or any parent, subsidiary, or affiliate of the Company; provided however, that Proprietary Information shall not include any Excluded Information. As used herein, "Excluded Information" means Proprietary Information (i) which has been voluntarily disclosed to the public by the Company, (ii) independently developed and disclosed by parties other than the Company, or (iii) that otherwise enters the public domain through lawful means or without misappropriation of the Management Shareholders.

      1.20 PUBLIC OFFERING. "Public Offering" means one or a series of firmly underwritten public offerings by the Company, pursuant to registration statements filed by the Company with the Securities and Exchange Commission, whereby the Company completes a sale of its Common Stock such that the gross proceeds to the Company resulting from such sale exceed Five Million Dollars ($5,000,000).

      1.21 REGISTRATION EXPENSES. "Registration Expenses" means the expenses so described in Section 5.5 hereof.

      1.22 RESTRICTED STOCK. "Restricted Stock" means all shares of Common Stock held by the Shareholders, including the shares of Common Stock issued or issuable upon exercise of the Warrants described in the Stock Purchase Agreement, excluding in each case securities which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act.

      1.23 SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      1.24 SELLING EXPENSES. "Selling Expenses" means the expenses so described in Section 5.5 hereof.

      1.25 SHARES. "Shares" means and include as to each Shareholder, all shares of the capital stock of the Company, including without limitation the Common Stock and the Preferred Stock, now or in the future owned of record or beneficially by such Shareholder (including without limitation, all Common Stock, Preferred Stock, or other securities of the Company hereafter acquired pursuant to the exercise of any option, warrant, or other right granted by the Company to such Shareholder), and all securities of the Company that may be issued in exchange for or in respect of such capital stock or securities (including, without limitation, all securities issued or resulting from any stock dividend, stock split, recapitalization, or merger effected by the Company).

      1.26 SHAREHOLDERS. "Shareholders" means the Management Shareholders and the Investors.

      1.27 TERMINATION OF EMPLOYMENT. "Termination of Employment" means the termination of the employee-employer relationship between a Management Shareholder and the Company for any reason, including, without limitation, a termination by resignation, discharge, death, Disability, or retirement, notwithstanding that severance or similar payments are made to such Management Shareholder. The Board of Directors of the Company shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including whether a leave of absence constitutes a Termination of Employment, or whether a Termination of Employment is for Cause.

      1.28 TRANSACTION. "Transaction" means the Company shall consummate (i) a sale of all or substantially all of the assets of the Company, (ii) the merger of the Company into another corporation or any consolidation, share exchange, combination, reorganization, or like transaction in which the Company is not the survivor or in which persons holding a majority of the Common Stock of the Company issued and outstanding immediately prior to the consummation of such transaction and any related transaction hold less than a majority of the shares of the resulting or surviving corporation, issued and outstanding immediately after the consummation of such transaction or transactions, or (iii) sale or transfer of 50% or more of the issued and outstanding common stock of the Company held by the Investors, excluding any distribution by an Investor to its partners of such Common Stock, treating as outstanding for the purposes of such determination all shares of Common Stock issuable upon the conversion of all then outstanding convertible securities and the exercise of all outstanding options and warrants, effective the date immediately preceding the consummation of such sale of assets, merger, consolidation, share exchange, combination, reorganization, or sale of Common Stock.

                               2. SHARE CONTROL

      2.1 RESTRICTIONS UPON TRANSFER OF SHARES. Except as otherwise provided in this Agreement, no Shareholder shall make any Disposition of any Shares owned by such Shareholder, except a Permitted Disposition as provided in this Agreement. No Permitted Disposition shall be valid unless the Shareholder shall have obtained the written agreement of the proposed transferee, including, without limitation, any pledgee, that such transferee will be bound by, and the Shares to be transferred will be subject to, this Agreement.

      2.2   RIGHT OF FIRST REFUSAL.

            (a) If a Shareholder (the "Offering Shareholder"), desiring to make a transfer of Shares, which is not a Permitted Disposition until the provisions of this Section 2.2 have been observed, shall receive a bona fide written offer from a third party that is not a Competitor (the "Proposed Transferee") to purchase all or part of the Shares then owned by the Offering Shareholder that the Offering Shareholder desires to accept (an "Offer"), the Offering Shareholder shall as a condition precedent to accepting the Offer, offer to the Company, the Investors, and each of the other Shareholders (collectively the Investors and the other Shareholders are the "Other Shareholders" and individually an "Other Shareholder"), in the manner set forth below, the right to purchase, individually or in the aggregate, all of the Shares that are the subject of the Offer for the same price and the same terms as contained in the Offer.

            (b) Within ten (10) business days after receipt of the Offer, the Offering Shareholder shall notify the Company and each of the Other Shareholders in writing of the Offer, stating in such notice (the "Transfer Notice") the details of the Offer, including (i) the name and address of the Proposed Transferee, (ii) the number of Shares to which the Offer pertains (the "Offered Shares"), (iii) the price per share offered by the Proposed Transferee for the Offered Shares (the "Price"), and (iv) the terms and method of payment. A copy of the Offer shall be attached to the Transfer Notice. The Transfer Notice shall constitute an offer (the "Right of First Refusal") by the Offering Shareholder to sell the Offered Shares to the Company and, if and to the extent that the Company shall not accept the Right of First Refusal, to the Other Shareholders at the Price and upon the terms and conditions set forth in the Transfer Notice, which offer shall be irrevocable for sixty (60) business days from the date the Transfer Notice is delivered to the Company, subject to satisfaction of the conditions specified in Section 2.2(f) hereof.

            (c) The Company shall have the first option to purchase all or any portion of the Offered Shares. If the Company desires to purchase all or any part of the Offered Shares, the Company shall communicate, in writing, its election to purchase to the Offering Shareholder, which communication shall state the number of Offered Shares the Company desires to purchase and the Price and terms of payment (which shall be identical to the terms described in the Transfer Notice), and shall be delivered in person or mailed to the Offering Shareholder at the address set forth in the Transfer Notice or if no address is set forth in the Transfer Notice, at the address reflected in the Company's stock transfer records (with a copy being contemporaneously delivered to each of the Other Shareholders) within thirty (30) business days of the date the Transfer Notice was delivered to the Company. Such communication shall, when taken in conjunction with the Transfer Notice, be deemed to constitute a valid, legally binding, and enforceable agreement for the sale and purchase of all or that portion of the Offered Shares which the Company has so elected to purchase, subject to satisfaction to the conditions specified in Section 2.2(f) hereof.

            (d) If the Company does not exercise its option to purchase all of the Offered Shares from the Offering Shareholder, each Other Shareholder shall have an option to purchase all or any portion of the Offered Shares not purchased by the Company (the "Remaining Shares"), exercisable by giving written notice of exercise to the Offering Shareholder, each Other Shareholder and the Company. Such written notice shall state the number of Remaining Shares such Other Shareholder elects to purchase, and shall be delivered in person or mailed to the Offering Shareholder, the Company, and all Other Shareholders at the addresses reflected in the Company's stock transfer records within twenty (20) business days after the expiration of the thirty (30) day period for exercise of the Right of First Refusal granted to the Company in Section 2.2(c) above. Such communication shall, when taken in conjunction with the Transfer Notice, be deemed to constitute a valid, legally binding, and enforceable agreement for the sale and purchase of all or that portion of the Offered Shares which the Other Shareholder has so elected to purchase, subject to the satisfaction of the conditions specified in Section 2.2(f) of this Agreement, and to the terms set forth in the remainder of this paragraph. In the event that more than one Other Shareholder exercises the right to purchase the Remaining Shares, each Other Shareholder may purchase up to a pro rata portion of the Remaining Shares (based upon the ratio of the number of Shares owned by each such exercising Other Shareholder to the number of Shares owned by all exercising Other Shareholders). In the event that one or more exercising Other Shareholders elects not to purchase the full pro rata portion of Offered Shares to which such Other Shareholder is entitled, the exercising Other Shareholders may purchase such Remaining Shares on a pro rata basis (based upon the ratio of the number of Shares owned by each exercising Other Shareholder to the number of Shares owned by all exercising Other Shareholders). This method of allocation shall continue to apply to options to purchase all of the Offered Shares not purchased by the Company until all options have been exercised by one or more Other Shareholders (which exercises shall constitute the valid, legally binding, and enforceable agreement as provided above), or until the remaining Other Shareholders elect not to exercise their rights to purchase any additional Remaining Shares.

            (e) The closing of the purchase of any Offered Shares by the Company or Remaining Shares by the Other Shareholders hereunder shall be held at the principal office of the Company in Coral Springs, Florida. The Company shall designate a closing date and time, which date shall be not earlier than sixty
(60) nor later than ninety (90) business days after the date of the Transfer Notice as may be agreed upon by the Company and the Offering Shareholder. At the closing, the Offering Shareholder shall deliver certificates duly endorsed or accompanied by duly executed stock powers for the Offered Shares being purchased pursuant to this Section 2.2 and shall transfer the Offered Shares being purchased pursuant to this Section 2.2 to the purchasers thereof, free and clear of all liens, claims, charges, or encumbrances, against payment for the Offered Shares in accordance with the terms of the Transfer Notice. If the Company shall be the purchaser of the Offered Shares, the Company shall have the right to set off against any payment for such Offered Shares the amount by which the Offering Shareholder shall be indebted to the Company.

            (f) Notwithstanding the foregoing, if the Right of First Refusal is not exercised with respect to all of the Offered Shares within sixty (60) days after the date of the Transfer Notice, or if the Company and the Other Shareholders do not purchase all of the Offered Shares within the time period specified in Section 2.2(e), then the Offering Shareholder shall be under no obligation to sell any Offered Shares to the Company or the Other Shareholders, and the Offered Shares may be sold by the Offering Shareholder to the Proposed Transferee at any time within forty-five (45) days after the date of the expiration of the sixty (60) day time period referred to above. Any such sale shall be only to the Proposed Transferee at not less than the Price and upon other terms and conditions not more favorable to the Proposed Transferee than those specified in the Transfer Notice. No transfer of the Offered Shares or any portion thereof shall be made to any Competitor.

            (g) As a condition precedent to the sale and transfer of any Offered Shares by the Offering Shareholder, the Offering Shareholder shall obtain (i) the written agreement of the Proposed Transferee that the Proposed Transferee will be bound by, and that the Offered Shares transferred to the Proposed Transferee will be subject to, this Agreement as provided in Section 2.1 above, except that, notwithstanding any other provision of this Agreement, the Proposed Transferee shall not be subject to Sections 2.3, 2.6, or 2.7 of this Agreement and (ii) an opinion of counsel, satisfactory to the Company, that such transfer of interest does not require registration under the Securities Act, and any applicable state securities laws. The Company shall not give effect on its books to any transfer or purported transfer of Offered Shares held or owned by any Offering Shareholder to the Proposed Transferee unless each and all of the conditions hereof effecting such transfer shall have been satisfied. If the transfer by the Offering Shareholder to the Proposed Transferee of that portion of the Offered Shares as to which the Right of First Refusal has not been exercised and consummated, is not made within forty-five (45) days after the date the Offering Shareholder first becomes free to make such transfer, that right to transfer in accordance with this Section 2.2 shall expire. In such event the restrictions of this Section 2.2 shall be reinstated as to all Shares which have not been so transferred, and any subsequent transfer of such Shares, whether or not to the same Proposed Transferee, must be made strictly in compliance with the provisions of this Section 2.2.

      2.3   COMPANY'S RIGHT TO REPURCHASE SHARES.

            (a) Upon the occurrence of a Termination of Employment prior to the third anniversary of this Agreement, the Company shall have the option to purchase all or any portion of the Shares owned by the Management Shareholder as to whom a Termination of Employment has occurred (such Management Shareholder is hereinafter the "Subject Shareholder") at any time within three (3) months after the Effective Date of Termination. The purchase price for the Shares owned by such Subject Shareholder shall be determined on the basis of whether the Termination of Employment of the Subject Shareholder was for Cause, and if the Termination of Employment was not for Cause, the amount of time which has elapsed between the date of this Agreement and the Effective Date of Termination.

            (b) In the event the Termination of Employment of the Subject Shareholder is for Cause, the purchase price per Share shall be $.01.

            (c) In the event the Termination of Employment of the Subject Shareholder is not for Cause, the aggregate purchase price for all Shares owned by the Subject Shareholder shall be equal to the sum of (x) the product of (i) the number of FMV Shares (as set forth on the table below) MULTIPLIED BY (ii) Fair Market Value PLUS (y) the product of (i) the number of Cost Shares MULTIPLIED BY (ii) $.01. The number of FMV Shares and the number of Cost Shares shall be determined by multiplying the applicable percentage from the table set forth below by the number of Shares owned of record and beneficially (in the case of a Permitted Disposition described in Section 1.16(c) hereof) by the Subject Shareholder and rounding to the nearest whole Share.

                         Percentage of Shares which are:
                                                      FMV         COST
       DATE OF TERMINATION                           SHARES      SHARES

Prior to the first anniversary hereof .................        0%       100%

On or after the first anniversary hereof through the
   day prior to the second anniversary hereof .........     33.3%      66.6%

On or after the second anniversary hereof through
   the day prior to the third anniversary hereof ......     66.6%      33.3%

On or after the third anniversary hereof ..............      100%         0%

            (d) The Company shall exercise its right to purchase, if it chooses to exercise such right, by giving written notice to the Subject Shareholder (or the personal representative, executor or administrator of the Subject Shareholder, as the case may be) within ninety (90) days following the occurrence of the Termination of Employment. The closing of any purchase of Shares pursuant to this Section 2.3 shall take place at the principal office of the Company not earlier than thirty (30) nor later than forty-five (45) days after the date of the Company's written notice of the exercise of its right to purchase such Shares pursuant to this Section 2.3.

            (e) At the closing, the Subject Shareholder shall deliver all stock certificates representing the Shares to be purchased, properly endorsed for transfer, and the Company shall pay the Subject Shareholder the aggregate purchase price for the Shares (i) one part in cash in an amount equal to 25% of the total purchase price and (ii) the other part shall be paid by delivery of an unsecured promissory note of the Company, payable to the order of the Subject Shareholder (or the personal representative, executor, or administrator of the Subject Shareholder, as the case may be), and bearing interest at the Prime Rate in effect on the date of the Closing PLUS three percentage points, with accrued and unpaid interest being due on each principal installment payment date. The principal amount of such note shall be payable in (i) eight (8) equal quarterly installments if the original principal amount of the note is equal to or less than $1,000,000, (ii) twelve (12) equal quarterly installments if the original principal amount of the note is greater than $1,000,000 but equal to or less than $1,500,000; (iii) sixteen (16) equal quarterly installments if the original principal amount of the note is greater than $1,500,000 but equal to or less than $2,000,000, or (iv) twenty (20) equal quarterly installments if the original principal amount of the note is greater than $2,000,000. Payment of quarterly installments shall commence on the first three month anniversary of the closing date. The Company shall have the right to set off against the cash portion of the purchase price paid at Closing the amount of any indebtedness, including accrued but unpaid interest, then owed by the Subject Shareholder to the Company.

      2.4 FAILURE TO DELIVER SHARES TO THE COMPANY. If a Shareholder becomes obligated to sell any Shares to the Company or to the Other Shareholders under this Agreement (the "Obligated Shareholder") and fails to deliver such Shares in accordance with the terms of this Agreement, the Company or such Other Shareholder may, in addition to all other remedies it may have, tender to the Obligated Shareholder, at the address set forth in the stock transfer records of the Company, the purchase price for such Offered Shares as is herein specified, and (i) in the case of shares to be sold to the Company pursuant to this Agreement, cancel such shares on its books and records whereupon all of the Obligated Shareholder's right, title, and interest in and to such Shares shall terminate, (ii) in the case of Shares to be sold to an Other Shareholder under this Agreement, issue certificates representing such shares to the Other Shareholder and register the Other Shareholder on its Company's books and records as the record owner of the shares whereupon all of the Obligated Shareholder's right, title, and interest in and to such shares shall terminate.

      2.5 COMPANY'S INABILITY TO PURCHASE. If the Company shall become obligated under either Sections 2.2 or 2.3 hereof to purchase the Shares of a Shareholder and the Company at such time is unable to fulfill its obligations hereunder by reason of the Company's commitments to creditors, the Company may assign its rights or delegate its obligations hereunder to one or more other Shareholders or Investors of the Company who may then perform all of the obligations of the Company, and exercise all rights of the Company, with respect to the purchase of such Shares; provided, however, such assignment and delegation shall not relieve the Company of its obligations hereunder (including, without limitation, the obligation to pay for the purchased Shares) upon the failure of such assignee or delegatee to perform such obligations.

      2.6   COMEALONG AND TAKEALONG RIGHTS OF MANAGEMENT SHAREHOLDERS.

            (a) In the event an Investor proposes to sell, or otherwise dispose of for value, more than twenty-five (25%) percent in value of the Warrants and Warrant Shares owned by such Investor to (1) a third party, or, (2) directly or indirectly, to the Company (for the purposes of this Section 2.6(a), a "Transferee"), other than a transfer by an Investor that is a distribution or partial distribution, without new consideration, of all or any part of the Warrants and Warrant Shares owned by such Investor to the partners of such Investor (for the purposes of this Section 2.6(a), the Warrants and Warrant Shares to be sold are hereinafter referred to as the "Transfer Shares"), such Investor shall require the Transferee, as a condition precedent to the consummation of the sale or disposition of the Transfer Shares of such Investor to the Transferee, to offer to acquire on the same terms as the proposed sale or disposition from each Management Shareholder a number of Shares equal to the product of (i) the number of Shares owned of record by such Management Shareholder MULTIPLIED BY (ii) a fraction, the numerator of which is the number of Transfer Shares such Investor proposes to sell or otherwise dispose of to the Transferee, and the denominator of which is the total number of Shares owned beneficially and of record by such Investor (for the purposes of this Section 2.6(a), such number of Shares is hereinafter referred to as the "Allocation Shares"). For purposes of determining the numerator and denominator of the fraction described in the preceding sentence, the number of Transfer Shares to be sold by such Investor and the number of Shares owned of record or beneficially by such Investor shall be determined on a Common Stock Equivalents basis. Such Investor shall give written notice (for the purposes of this Section 2.6(a), the "Co-Sale Notice") to each Management Shareholder which shall describe fully the terms of the proposed sale or disposition, the number of Transfer Shares of such Investor to be sold or otherwise disposed of, and the number of Allocation

Shares of each Management Shareholder eligible for co-sale, the name and address of the Transferee, and the proposed closing date of the purchase and sale. The Co-Sale Notice shall be signed by such Investor and by the Transferee and shall be an irrevocable offer, open for thirty (30) days after receipt, of both parties to acquire, as provided above, all Allocation Shares. Each Management Shareholder shall have thirty (30) days after receipt of the Co-Sale Notice to accept such offer as to all or a portion of the Allocation Shares and notify the Transferee and such Investor in writing of the number of Allocation Shares, if any, such Management Shareholder wishes to sell to the Transferee. Such Investor may not consummate the proposed sale or disposition to the Transferee unless (x) the sale of Allocation Shares pursuant to the co-sale right of each Management Shareholder who timely accepts the offer of the Transferee is consummated or (y) each Management Shareholder waives the right of co-sale as to all or part of the Allocation Shares or (z) the irrevocable offer expires without acceptance by any Management Shareholder after the thirty (30) day period. Such Investor and the Transferee shall keep each Management Shareholder fully informed of the progress of the sale proposed in the Co-Sale Notice.

            (b) In the event a Management Shareholder proposes to sell, or otherwise dispose of for value, more than twenty five (25%) percent in number of the Shares owned by such Management Shareholder (1) to a third party other than a transaction described in Section 1.16(c) or 1.16(d) or (2) directly or indirectly, to the Company (for the purposes of this Section 2.6(b), a "Transferee"), after compliance with the provisions of Section 2.2 hereof (for the purposes of this Section 2.6(b), the Shares to be sold are hereinafter referred to as the "Transfer Shares"), such Management Shareholder shall require the Transferee, as a condition precedent to the consummation of the sale or disposition of the Transfer Shares of such Management Shareholder to the Transferee, to offer to acquire on the same terms as the proposed sale or disposition from each Investor a number of outstanding Warrant Shares and Warrant Shares issuable upon exercise of outstanding Warrants (defined as the "Warrant Share Equivalents") equal to the product of (i) the number of Warrant Share Equivalents owned of record by such Investor MULTIPLIED BY (ii) a fraction, the numerator of which is the number of Transfer Shares such Management Shareholder proposes to sell or otherwise dispose of to the Transferee, and the denominator of which is the total number of Shares owned beneficially and of record by such Management Shareholder (for the purposes of this Section 2.6(b), such number of Warrant Share Equivalents is hereinafter referred to as the "Allocation Shares"). For purposes of determining the numerator and denominator of the fraction described in the preceding sentence, the number of Transfer Shares to be sold by such Management Shareholder and the number of Shares owned of record or beneficially by such Management Shareholder shall be determined on a Common Stock Equivalents basis. Such Management Shareholder shall give written notice (for the purposes of this Section 2.6(b), the "Co-Sale Notice") to each Investor which shall describe fully the terms of the proposed sale or disposition, the number of Transfer Shares of such Management Shareholder to be sold or otherwise disposed of, and the number of Allocation Shares of each Investor eligible for co- sale, the name and address of the Transferee, and the proposed closing date of the purchase and sale. The Co-Sale Notice shall be signed by such Management Shareholder and by the Transferee and shall be an irrevocable offer, open for thirty (30) days after receipt, of both parties to acquire, as provided above, all Allocation Shares. Each Investor shall have thirty (30) days after receipt of the Co-Sale Notice to accept such offer as to all or a portion of the Allocation Shares and notify the Transferee and such Management Shareholder in writing of the number of Allocation Shares, if any, such Investor wishes to sell to the Transferee. Such Management Shareholder may not consummate the proposed sale or disposition to the Transferee unless (x) the sale of Allocation Shares pursuant to the co-sale right of each Investor who timely accepts the offer of the Transferee is consummated or (y) each Investor waives the right of co-sale as to all or part of the Allocation Shares or (z) the irrevocable offer expires without acceptance by any Investor after the thirty (30) day period. Such Management Shareholder and the Transferee shall keep each Investor fully informed of the progress of the sale proposed in the Co-Sale Notice.

            (c) In the event that the Investors, at any time after June 1, 1996, negotiate in good faith a term sheet, letter of interest, or letter of intent for the sale of all Preferred Stock, Warrants, and Warrant Shares owned by the Investors as a group and all Shares owned by the Management Shareholders to a non-affiliated buyer (such buyer is for the purposes of this Section 2.6(c), a "Buyer") on terms acceptable to the Investors, in a transaction which is not an offering which requires registration under the Act, the Investors shall notify the Company and each of the Management Shareholders in writing of their receipt of a term sheet, letter of interest, or letter of intent from a Buyer, stating in such notice (the "Section 2.6(c) Notice") the details of the proposed transaction, including (i) the name and address of the Buyer, (ii) the number of Warrant Shares or rights to obtain Warrant Shares to be sold or transferred by the Investors in the proposed transaction (which shall be all of the Warrants and Warrant Shares held by the Investors), (iii) the number of shares of Preferred Stock to be sold or transferred to the Buyer in the proposed transaction (which shall be all of the Preferred Stock held by the Investors),
(iv) the total purchase price ("Total Proceeds") to be paid by the Buyer for all outstanding shares of Preferred Stock, all outstanding Warrants, and all outstanding Warrant Shares held by the Investors and all shares of Common Stock by the Management Shareholders and their affiliates proposed to be sold or transferred to the Buyer in the proposed transaction, (v) the allocation of the Total Proceeds between the Preferred Stock on one hand and all outstanding shares of the Common Stock and all outstanding Warrants and Warrant Shares on the other, which allocation shall be made as follows: first, $100 per outstanding share of Preferred Stock PLUS any accrued and unpaid Dividends on each outstanding share of Preferred Stock, and second, the balance shall be allocated equally per share to the then outstanding Common Stock, Warrants, and Warrant Shares on a Common Stock Equivalent basis, such that each outstanding share of Common Stock held by a Management Shareholder, and each Warrant Share that is outstanding or issuable upon the exercise of an outstanding Warrant, receives an identical per share allocation of the Total Proceeds, and (vi) the terms and method of payment by the Buyer of the consideration to be paid for the Preferred Stock, Common Stock, Warrants, and Warrant Shares to be sold or transferred to the Buyer. A copy of the term sheet, letter of interest, or letter of intent, shall be attached to the Section 2.6(c) Notice. The Management Shareholders, acting by the vote of a majority of the Shares held by the Management Shareholders, shall have thirty (30) days from receipt of the Section 2.6(c) Notice to consider the proposed transaction and (x) to deliver to the Company and to each Investor, a Call Notice, which obligates the Company and the Management Shareholders (on a joint and several basis) to redeem all outstanding Preferred Stock, Warrants, and Warrant Shares then held by the Investors for the same amount of consideration which the Investors would have received in the proposed transaction, as specified in the Section 2.6(c) Notice in accordance with subsection (v) of this Section 2.6(c), or (y) participate in the proposed transaction, by each Management Shareholder selling to the Buyer, all Shares owned by such Management Shareholder for the same consideration per share of Common Stock held by a Management Shareholder as the consideration to be received by the Investors for each Warrant Share outstanding or issuable upon exercise of a Warrant, as specified in the Section 2.6(c) Notice, in accordance with subsection (v) of this Section 2.6(c). In the event the Management Shareholders holding a majority of the Shares held by Management Shareholders elect, within such thirty (30) day period, to pursue the alternative described in subsection (x) in the preceding sentence and thereby decline to participate in the proposed transaction, the Company and the Management Shareholders shall deliver a Call Notice within such thirty (30) day period, which shall constitute an irrevocable call option from the Company and the Management Shareholders (on a joint and several basis) on the Preferred Stock and on the Warrants and Warrant Shares held by the Investors for the amount of consideration which the Investors would have received in the proposed transaction as specified in the
Section 2.6(c) Notice in accordance with subsection (v) of this Section 2.6(c). Delivery of the Call Notice within such thirty (30) day period shall terminate any obligation of the Management Shareholders to sell any Shares to the Buyer. The closing of the transaction contemplated by the Call Notice by the Company and the Management Shareholders shall be held at the principal office of the Company in Coral Springs, Florida. The Company shall designate a closing date and time, which date shall be not later than one hundred fifty (150) days after the date of the Section 2.6(c) Notice as may be agreed upon by the Company and Investors. At the closing of the transactions contemplated by the Call Notice, the Investors shall deliver certificates duly endorsed or accompanied by duly executed stock powers for the Preferred Stock, Warrants, and Warrant Shares being purchased pursuant to this Section 2.6(c) and shall transfer the Preferred Stock, Warrants, and Warrant Shares being purchased pursuant to this Section 2.6(c) to the purchasers thereof, free and clear of all liens, claims, charges, or encumbrances, against payment for the Preferred Stock, Warrants, and Warrant Shares, against payment of the amount of consideration payable therefor, payable in cash or cash and notes, in each case having a value equal to the amount of consideration which the Investors would have received in the proposed transaction as specified in the Section 2.6(c) Notice in accordance with subsection (v) of this Section 2.6(c). If on the other hand, the Management Shareholders holding a majority of Shares owned by all Management Shareholders fail to deliver a Call Notice within such thirty (30) day period, the Management Shareholders shall have an irrevocable obligation to sell to the Buyer, on the same terms and conditions as the Investors for the consideration specified in the Section 2.6(c) Notice as aforesaid. The Investors shall keep the Management Shareholders fully informed as to the status of the proposed transaction and permit the Management Shareholders to participate in all negotiations with the Buyer after the expiration of the thirty (30) day period which commences on the date the Company receives the Section 2.6(c) Notice (assuming no Call Notice is delivered to the Investors. The Investors and the Management Shareholders will, in such event, use best efforts to consummate the proposed transaction with the Buyer. The right of first refusal provided in Section 2.2 hereof shall be inapplicable to any sale effected under this Section 2.6(c).

      2.7   PURCHASE UPON DEATH.

      Prior to a Public Offering, upon the death of any of Arthur J. Falcone ("AJF"), Edward W. Falcone ("EWF") or Philip Cucci, Jr. ("CUCCI"), the Company shall purchase from the surviving spouse of such individuals, or from the estate of such individuals if their respective spouses shall not have survived them, all Shares then owned by such individuals, either jointly with their respective spouses or in their individual names. The Purchase Price for such Shares shall be the par value thereof. The Company shall maintain life insurance policies on the lives of each of AJF, EWF, and CUCCI in the amount of $1,000,000 each. The beneficiaries of such policies shall be the spouses of the respective individuals. Each of the spouses of such individuals, by their signatures hereto agree to sell all Shares to the Company in accordance with the terms hereof. All of the aforementioned individuals shall cause their respective last wills and testaments to be modified to include an agreement for the sale of all Shares owned by such individuals to the Company. In the event that the Company shall fail to maintain such policies or if the proceeds thereof shall not be paid to the respective spouses, the agreement of the spouses to such sale shall lapse.

                          3. RESTRICTIVE COVENANTS.

      3.1 COVENANT NOT TO COMPETE. Each Management Shareholder separately covenants and agrees with the Company that, for so long as such Management Shareholder is employed by the Company, and for a period of one (1) year following the termination, for whatever reason, of such employment, such party will not, either directly or indirectly, on such party's own behalf or in the service of others in the territorial United States:

            (a) engage in the Business of the Company as an officer, director, executive, managerial employee, consultant to, representative of, agent of, partner, or stockholder of a Competitor (other than as owner of less than five (5%) percent of the outstanding voting securities of an entity whose voting securities are traded or quoted on a national securities exchange or the National Association of Securities Dealers Automated Quotation System);

            (b) solicit or attempt to solicit for the benefit of a Competitor, the Business of the Company from any person, firm, or entity that was a customer of the Company while Management Shareholder was an employee of the Company; or

            (c) hire, solicit, or induce away, or attempt to hire, solicit, or induce away, for the benefit of a Competitor any person employed by the Company, whether such employment is at will or for a stated period.

      3.2   PROPRIETARY INFORMATION.

            (a) Each Management Shareholder acknowledges and agrees that all Proprietary Information, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Company and that any Proprietary Information produced by the Management Shareholder during the period of the Management Shareholder's employment by the Company shall be considered "work for hire" as such term is defined in 17 U.S.C. Section 101, ET. SEQ., the ownership and, if applicable, the copyright of which shall be vested solely in the Company. Each Management Shareholder agrees (i) immediately to disclose to the Company all Proprietary Information developed in whole or part by such Management Shareholder during the term of such Management Shareholder's employment by the Company, and (ii) at the request and expense of the Company, to do all things and sign all documents or instruments reasonably necessary in the opinion of the Company to eliminate any ambiguity as to the exclusive rights of the Company in such Proprietary Information including, without limitation, providing to the Company such Management Shareholder's full cooperation in any litigation or other proceeding to establish, protect, or obtain such exclusive rights. Upon request by the Company, and in any event upon Termination of Employment, such Management Shareholder shall promptly deliver to the Company, and shall not retain or transmit to any other party or parties, all property belonging to the Company including, without limitation, all Proprietary Information (and all embodiments thereof) then in such Management Shareholder's custody, control, or possession.

            (b) Each Management Shareholder agrees that all Proprietary Information received or developed by such Management Shareholder as a result of such Management Shareholder's employment or association with the Company will be held in trust and kept in the strictest confidence, that such Management Shareholder will protect such Proprietary Information from disclosure, and that such Management Shareholder will not use, reproduce, distribute, disclose, or otherwise disseminate, by electronic or other means, the Proprietary Information or any physical embodiments thereof, except in connection with such Management Shareholder's employment hereunder, without the Company's prior written consent. The obligations of confidentiality contained in this Agreement with respect to all Proprietary Information will apply during such Management Shareholder's employment by the Company and at any and all times after expiration or termination (for whatever reason) of such employment.

      3.3 ENFORCEMENT. In the event of final adjudication of a breach or contemplated breach of the covenants and agreements set forth in Sections 3.1 and 3.2 above, the Company shall have the right, in addition to all other rights or remedies available to it at law or in equity, to set off against and deduct from any monies then payable or thereafter to become payable to the breaching Shareholder pursuant to Section 2 hereof, the amount of any damages suffered or incurred by the Company as a result of such breach. In addition, the Company shall be entitled to preliminary and permanent injunctive relief against the breaching Shareholder to prevent or enjoin an actual or threatened breach of such covenants and agreements or the continuation thereof by such Shareholder.

                           4. CORPORATE GOVERNANCE

      4.1   VOTING AGREEMENTS AND RIGHTS.

            (a) For so long as this Agreement remains in effect, and no Two-Dividend Default, as defined in the Amended and Restated Articles of Incorporation of the Company as in effect on the date hereof has occurred, each Shareholder agrees to vote all Shares the voting of which is under the control of such Shareholder in the following manner:

                  (i) To maintain a Board of Directors consisting of four (4) members, unless otherwise agreed to by all Shareholders in writing;

                  (ii) To cause AJF to be elected as a Director of the Company for so long as AJF is a holder of Common Stock;

                  (iii) To cause two persons designated in writing by the Management Shareholders holding a majority of the Shares held by the Management Shareholders and their Affiliates (the "Management Shareholder Nominees") to be elected as Directors of the Company; and

                  (iv) To cause a person designated in writing by the Investors holding a majority of the outstanding shares of Preferred Stock and Warrant Shares (the "Investor Nominee") to be elected as a director of the Company.

            (b) As of the date hereof, the Management Shareholder Nominees are EWF and CUCCI and the Investor Nominee is Christopher Allick. This designation shall remain in effect until a new designation is delivered in writing to the Corporation and each party to this Agreement. A new designation shall be effective when delivered. The Management Shareholders and the Investors will each use reasonable efforts to notify all other Shareholders at least three (3) days prior to any meeting (or written action in lieu of a meeting) of stockholders of the Company at or by which directors are to be elected, if the director nominee will change from the Nominee set forth in this sub section (b).

            (c) The Investor Nominee shall be appointed to fill the vacancy created on the Board of Directors by the filing of the Company's Amended and Restated Articles of Incorporation with the Department of State of the State of Florida effective upon the execution of this Agreement.

            (d) In the event that either a Management Shareholder Nominee or the Investor Nominee shall cease to serve as a director of the Company for any reason, the Management Shareholders or the Investors, which ever is applicable, shall have the right to appoint a successor nominee. The Shareholders shall use their best efforts to ensure that such successor nominee is duly appointed and elected to fill such vacancy in the manner provided in the Bylaws of the Company.

            (e) From and after the occurrence of a Two-Dividend Default, the Investors and the Management Shareholders shall have the voting rights set forth in the Amended and Restated Articles of Incorporation.

      4.2   LIMITATION ON CERTAIN ACTIONS.

            (a) The Shareholders agree that, with regard to any matter which requires stockholder action, or which the Board of Directors desires to obtain stockholder consent, the action by the Shareholders shall be taken (i) by written consent in lieu of a meeting and such written consent action is approved in writing by the holders of a majority of the then outstanding shares of Preferred Stock consenting as a separate class, in accordance with the Bylaws of the Company or (ii) a meeting of Shareholders duly called and held in accordance with the Bylaws of the Company.

            (b) The Shareholders agree that no action shall be taken by the Board of Directors unless such action is taken (i) by written consent in lieu of a meeting or (ii) at a meeting duly called and held in accordance with the Bylaws of the Company.

            (c) The Shareholders agree that no dividend shall be payable on or with respect to the Common Stock without the written consent of the Director or Directors nominated by the Investors.

      4.3 RIGHT TO PURCHASE NEW SECURITIES. The Company hereby grants to each Shareholder the right to purchase a pro rata share of any New Securities, as hereinafter defined (the "Purchase Right"), which the Company may, from time to time, propose to sell and issue. A pro rata share, for purposes of this Purchase Right, is a fraction, the numerator of which is the number of Common Stock Equivalents then held by a Shareholder, and the denominator of which is the total number of Common Stock Equivalents then outstanding.

            (a) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company including Common Stock and Preferred Stock, whether now authorized or not, and any rights, options, or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type that are, or may become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include: (i) securities offered to the public generally pursuant to a registration statement filed pursuant to the Securities Act, or pursuant to Regulation A under the Securities Act; (ii) securities issued pursuant to the acquisition of another corporation by the Company by a merger, share exchange, the purchase of substantially all of the assets, or other reorganization whereby the Company or its shareholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation; (iii) shares of Common Stock or related options convertible into such Common Stock issued to employees of, officers, and directors of the Company pursuant to any plan or arrangement approved by the Board of Directors of the Company; (iv) securities issued pursuant to any rights or agreements including without limitation convertible securities, options, and warrants, provided that the Purchase Right under this
Section 4.3 applies with respect to the initial sale of New Securities or the grant by the Company of such rights or agreements; (v) securities issued in connection with any stock split, stock dividend, or recapitalization by the Company; (vi) securities issued pursuant to the anti-dilution provisions of any now or hereafter outstanding option, warrant, right, or convertible security; or
(vii) as a dividend in kind on the Preferred Stock.

            (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Shareholder written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the New Securities. Each Shareholder shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to its respective pro rata portion of shares of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company of such Shareholder's intentions and stating therein the quantity of New Securities to be purchased by such Shareholder.

            (c) In the event a Shareholder fails to exercise the Purchase as provided herein within said fifteen (15) day period, the Company shall have ninety (90) days thereafter to sell or enter into a written agreement (pursuant to which the sale of New Securities covered thereby shall be completed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by the Shareholders at a price and upon such terms which are no more favorable to the purchaser of such New Securities than specified in the Company's notice to the Shareholders. In the event the Company has not sold the New Securities or entered into a written agreement to sell the New Securities within said ninety (90) day period (or completed the sale of the New Securities within sixty (60) days from the date of said agreement, as provided above), the Company shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided in this Section 4.3.

            (d) The Right to Purchase New Securities granted to a Shareholder under this Section 4.3 shall expire upon the first to occur of the following:
(i) the closing of the first public offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act or (ii) the date such Shareholder no longer owns any Shares.

                           5.  REGISTRATION RIGHTS.

      5.1 DEMAND REGISTRATION. Investors holding not less than one-half of the shares of Restricted Stock then held by Investors, may request the Company to register under the Securities Act not less than one-half of all shares of Restricted Stock then held by the Investors as a group for sale in the manner specified in such notice (shares of Restricted Stock issuable upon exercise of any option, warrant, or right which is then immediately exercisable and shares of Restricted Stock issuable upon conversion of any convertible security which is then immediately convertible, shall be deemed held by such Investor for the purposes of this Section 5.1). Notwithstanding anything to the contrary contained herein, no request may be made under this Section 5.1 within six months after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the Investors shall have been entitled to join pursuant to Sections 5.2 or 5.3 hereof, and in which there shall have been effectively registered all shares of Restricted Stock as to which registration shall have been requested by such Investors. If the Company receives a notice from an Investor or Investors that imposes on the Company the registration obligations of this Section 5.1, and if, in the reasonable opinion of the Board of Directors of the Company the general market conditions are not appropriate at the time for an offering, the Company may, at its option, delay the commencement of the performance of the Company's obligation pursuant to this Section 5.1 for up to one hundred twenty (120) days. If an Investor specifies in the notice, that the method of disposition of the Restricted Stock shall be an underwritten public offering, the Investor may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Restricted Stock pursuant to this Section
5.1 on two occasions only (irrespective of the number of Investors requesting such registration), PROVIDED, HOWEVER, that such obligation shall be deemed satisfied only when a registration statement covering shares of Restricted Stock, for sale in accordance with the method of disposition specified by the requesting Investor, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, such shares shall have been sold pursuant thereto. The Company shall be entitled to include in any registration statement referred to in this Section 5.1 for sale in accordance with the method of disposition specified by the requesting Investor, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold. Except for registration statements on Forms S-4 or S-8, or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from the requesting Investor pursuant to this Section 5.1 until the completion of the period of distribution of the registration contemplated thereby.

      5.2 PIGGYBACK REGISTRATION. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to each Shareholder of its intention so to do. Upon the written request of Shareholders received by the Company within 30 days after the giving of any such notice by the Company, to register such number of shares of Restricted Stock held by each Shareholder (or by persons taking from such Shareholder pursuant to a Permitted Disposition) specified in such written request, the Company will cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by each Shareholder (in accordance with its written request) of such Restricted Stock so registered. In the event that any registration pursuant to this Section
5.2 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein. In the event such a reduction is necessary, (i) all Shareholders proposing to sell Restricted Stock in the offering shall bear the reduction on a pro-rata basis, based on the number of shares of Restricted Stock each Shareholder proposed to offer for sale in the Offering, or (ii) Shareholders holding a majority of the Shares may elect to withdraw from such registration all shares of Restricted Stock held by Shareholders as to which registration was requested. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 5.2 without thereby incurring any liability to any Shareholder.

      5.3 REGISTRATION ON FORM S-3. If at any time a Shareholder shall request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of shares of Restricted Stock then held by such Shareholder and the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 5.3 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 5.4 hereof shall apply to such registration, PROVIDED, HOWEVER, that there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 5.3, and PROVIDED, FURTHER, HOWEVER, that the Company shall not be required to effect (i) more than one such registration in each six month period and (ii) any registration under this Section 5.3 that would require the Company to expedite the preparation or audit of its financial statements.

      5.4 REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 5.1, 5.2, or 5.3 hereof to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

            (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 5.1 or 5.2 hereof, shall be on Form S-1, Form S-2, any successor forms thereto, or other form of general applicability satisfactory to the managing underwriter selected as herein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

            (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of distribution and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

            (c) furnish to each Shareholder and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

            (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Shareholders, or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, PROVIDED, HOWEVER, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

            (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange or NASDAQ on which the Common Stock of the Company is then listed or quoted;

            (f) notify each selling Shareholder at any time when a prospectus relating to Restricted Stock is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Shareholder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Restricted Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that the 180-day period described below will be tolled from the time a prospectus contains such a statement or omission until a prospectus correcting such statement or omission has been delivered to the Shareholders and may be delivered to the purchasers of such Restricted Stock in compliance with the Securities Act;

            (g) notify the selling Shareholders immediately, and confirm the notice in writing, (1) when the registration statement becomes effective, (2) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose, (3) of the receipt by the Company of any notification with respect to the suspension of qualification of the Restricted Stock for sale in any jurisdiction or of the initiation, or the threatening, of any proceedings for that purpose, and (4) of the receipt of any comments, or requests for additional information, from the Commission or any state regulatory authority. If the Commission or any state regulatory authority shall enter such a stop order or order suspending qualification at any time, the Company will promptly use its best reasonable efforts to obtain the lifting of such order; and

            (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than 15 months after the effective date of the registration statement, an earnings statement covering a period of at least 12 months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act.

            For purposes hereof, the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby or 180 days after the effective date thereof.

            In connection with each registration hereunder, each Shareholder will furnish to the Company in writing such information with respect to it as a stockholder as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

            In connection with each registration pursuant to Section 5.1, 5.2, or 5.3 hereof covering an underwritten public offering, the Company and each Shareholder agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

      5.5 EXPENSES. All reasonable expenses incurred by the Company in complying with Section 5.1, 5.2, or 5.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, and fees and disbursements of one counsel for the sellers of Restricted Stock , but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses".

            (a) The Company shall pay all Registration Expenses attributable to the shares of Restricted Stock of Shareholders included in the Registration in connection with each registration statement under Section 5.1, 5.2, or 5.3 hereof.

            (b) All Selling Expenses in connection with each registration statement under Section 5.1, 5.2, or 5.3 hereof shall be borne by the Shareholders and any other selling stockholder in proportion to the number of shares sold by each Shareholder, or by such other selling stockholders.

      5.6   INDEMNIFICATION AND CONTRIBUTION.

            (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 5.1, 5.2, or 5.3 hereof, the Company will indemnify and hold harmless each Shareholder, its directors and its officers (provided any such Shareholder is a seller of Restricted Stock thereunder), each underwriter of such Restricted Stock thereunder, and each other person, if any, who controls such Shareholder, its directors and its officers or underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which such Shareholder, its directors and officers, such underwriter or such person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any shares of Restricted Stock were registered under the Securities Act pursuant to Section 5.1, 5.2, or
5.3 hereof, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Shareholder, its directors and officers, each such underwriter and each such person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Shareholder, its directors and its officers, such underwriter and such person in writing specifically for use in such registration statement or prospectus.

            (b) In the event of a registration of any of the shares of Restricted Stock under the Securities Act pursuant to Section 5.1, 5.2, or 5.3 hereof, each Shareholder including Shares of Restricted Stock in such Registration, severally but not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter, and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages, or liabilities, joint or several, to which the person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which any shares of Restricted Stock were registered under the Securities Act pursuant to Section 5.1, 5.2, or 5.3 hereof, any Preliminary Prospectus, or final Prospectus contained therein, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided, however, that each such Shareholder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Shareholder, as such, respectively, furnished in writing to the Company by such Shareholder specifically for use in such registration statement or prospectus, and provided, further, however, that the respective liability of each Shareholder hereunder shall be limited to the proportion of any such loss, claim, damage, liability, or expense which is equal to the proportion that the public offering price of the shares sold by such Shareholder, under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such Shareholder from the sale of shares of Restricted Stock or covered by such registration statement. In no event will any Shareholder be required to enter into any agreement or undertaking in connection with any registration under this Agreement providing for any indemnification or contribution obligation on the part of such Shareholder greater than such Shareholder's obligation under this Section 5.

            (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 5 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 5 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5.6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

            (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 5 then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the proceeds received from sale of Restricted Stock offered by it pursuant to such registration statement; and
(B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

      5.7 CHANGES IN COMMON STOCK. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the registration rights granted in this Section 5 shall continue with respect to the Common Stock as so changed.

      5.8 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

            (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (c) furnish to each Shareholder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports as such Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Shareholder to sell any Restricted Stock without registration.

      5.9 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Corporation to register securities granted the Shareholders under Section 5 hereof may be assigned to a transferee or assignee in connection with any transfer or assignment of Restricted Stock provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee acquires at least one-half of the shares of Restricted Stock (appropriately adjusted for stock split or recapitalization) then held by such Shareholder. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any shareholder, partner, or affiliate of an Investor without compliance with item (ii) above, provided written notice thereof is promptly given to the Company.

      5.10 STANDOFF AGREEMENT. Each Shareholder agrees, so long as such Shareholder holds at least five percent (5%) of the Company's outstanding voting equity securities, in connection with the Company's initial public offering, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Restricted Stock (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed ninety (90) days from the effective date of such registration as may be requested by the underwriters; provided that the officers, directors, and all five percent or greater shareholders of the Company also agree to such restrictions.

                            6. GENERAL PROVISIONS

      6.1 TERM. This Agreement shall terminate and be of no force and effect, unless extended as provided herein, upon the first to occur of (a) the passage of twenty (20) years from the date of this Agreement, (b) the effective date of a written agreement signed by all of the parties hereto providing for the termination of this Agreement, or (c) the effective date of a Public Offering.

      6.2 LEGEND. During the term of this Agreement, each certificate representing the Shares shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof and the applicable security laws (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

"TRANSFER OF THIS STOCK IS RESTRICTED IN ACCORDANCE WITH CONDITIONS PRINTED ON THE REVERSE OF THIS CERTIFICATE."

On the reverse:

"THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERRABLE ONLY IN ACCORDANCE WITH THAT CERTAIN SHAREHOLDERS AGREEMENT BY AND AMONG TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC. (THE "COMPANY") AND THE STOCKHOLDERS THEREOF, DATED JUNE 2, 1993, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY IN CORAL SPRINGS, FLORIDA. NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF SAID AGREEMENT. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SAID AGREEMENT."

"SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT PURPOSES ONLY AND NOT FOR RESALE, TRANSFER OR DISTRIBUTION, HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE AND FEDERAL SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO EFFECTIVE REGISTRATION UNDER SUCH LAWS, OR IN TRANSACTIONS OTHERWISE IN COMPLIANCE WITH SUCH LAWS, AND UPON EVIDENCE SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH SUCH LAWS, AS TO WHICH THE COMPANY MAY RELY UPON AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY."

Each Shareholder shall promptly surrender the certificates representing his/her Shares to the Company so that the Company may affix the foregoing legends thereto. A copy of this Agreement shall be kept on file in the principal office of the Company in Coral Springs, Florida. Upon termination of all applicable restrictions set forth herein and upon tender to the Company of the appropriate stock certificates, the Company shall reissue to the holder of such stock certificates new stock certificates which shall contain only the second paragraph of the restrictive legend set forth above. The parties to this Agreement intend that the legend conform to the applicable provisions of the Uniform Commercial Code of Florida and the Florida Business Corporation Act. This legend may be modified from time to time by the Board of Directors of the Company to conform to such statutes or to this Agreement.

      6.3 EXTENSION OF TERM. This Agreement may be extended for additional ten
(10) year periods if all Shareholders bound by this Agreement at the time of the extension so agree in writing.

      6.4 CONTINUATION OF EMPLOYMENT. Nothing in this Agreement shall create an obligation on the Company to continue the employment of a Shareholder with the Company or any Affiliate of the Company.

      6.5 SPECIFIC ENFORCEMENT. The Shareholders expressly agree that they will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Shareholder, any other Shareholder shall, in addition to all other remedies available with respect to such breach, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

      6.6 NOTICES. All notices, requests, consents, and other communications required or permitted hereunder shall be in writing and shall be effective when delivered in person or one day after deposit with a nationally recognized overnight delivery carrier properly addressed and prior to its deadline for receipt of overnight packages, or five days after deposit in the U.S. Mails, certified or registered mail, return receipt requested, postage prepaid, in each case addressed as follows (or at such other address for the parties as shall be specified by like notice):

                  (a)   if to the Company:

                        Transeastern Properties of South Florida, Inc. 7522 Wiles Road
                        Suite 203
                        Coral Springs, Florida
                        Attn:  President

                        with a copy (which shall not constitute notice) to:

                        Kinsey & Gleason
                        185 Northwest Spanish River Boulevard
                        Suite 100
                        Boca Raton, Florida 33431
                        Attn: John Kinsey, Esq.


                  (b) if to a Shareholder, to the Shareholder's address as
            reflected in the stock records of the Company or as the Shareholders shall designate to the Company in writing, with a copy (which shall not constitute notice) to Powell, Goldstein, Frazer & Murphy, Sixteenth Floor, 191 Peachtree Street, N.E., Atlanta, GA 30303,
            Attn: Gerardo M. Balboni II, Esq.

                  (c) if to an Investor, to the Investor's address as reflected in the stock records of the Company or as the Investors shall designate to the Company in writing, with a copy (which shall not constitute notice) to Powell, Goldstein, Frazer & Murphy, Sixteenth Floor, 191 Peachtree Street, N.E., Atlanta, GA 30303, Attn: Gerardo
            M. Balboni II, Esq.

      6.7 ASSIGNMENT. This Agreement shall not be assignable by any of the parties hereto without the written consent of the other parties.

      6.8 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Florida, irrespective of the choice of law provisions thereof.

      6.9 AMENDMENT. This Agreement may be amended, supplemented or interpreted at any time, but only by a written instrument executed by all the parties hereto.

      6.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      6.11 ENTIRE AGREEMENT. This Agreement, together with other documents delivered pursuant hereto or incorporated by reference herein, contain the entire agreement between the parties hereto concerning the transactions contemplated herein and supersede all prior agreements or understandings between the parties hereto relating to the subject matter hereof. No oral representation, agreement, or understanding made by any party hereto shall be valid or binding upon such party or any other party hereto.

      6.12 EFFECT OF OTHER LAWS AND AGREEMENTS. The rights and obligations of the parties under this Agreement shall be subject to any restrictions on the purchase of stock which may be imposed by the Florida Business Corporation Act or any agreement now or hereafter entered into between the Company and any financial institution with respect to loans or other financial accommodations made to the Company. Nothing contained herein shall be deemed to limit the obligations and duties imposed upon officers and directors in accordance with state and federal laws.

      6.13 FURTHER ASSURANCE. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      6.14 CAPTIONS AND SECTION HEADINGS. Except as used in Section 1, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

      6.15 WAIVER. Any waiver by any party hereto of any of his or its rights hereunder shall be without prejudice of his or its future assertion of any such rights, and any delay in exercising any rights shall not operate as a waiver thereof.

      6.16 SEVERABILITY OF PROVISIONS. If any one or more of the provisions of this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provision of this Agreement shall not be impaired in any way.

      6.17 SPECIFIC PERFORMANCE. In any action or proceeding to specifically enforce the provisions of this Agreement, any person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists. The provisions of this paragraph shall not prevent any party from seeking a remedy at law in connection with any breach of this Agreement.

      6.18 SHAREHOLDER OBLIGATIONS. The obligations of the Shareholders hereunder are several and not joint.

            IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                        TRANSEASTERN PROPERTIES OF SOUTH
                                  FLORIDA, INC.

                                    By:

                                    Name:

                                    Title:

[CORPORATE SEAL]


Attest:
            Secretary



                                    INVESTORS:

                                    MEZZONEN, S.A.

                                    By: Patrick Savin, Chief Financial Officer


                      THE HANDLER FAMILY TRUST DTD 9/12/91

                                    By: Richard Handler, Trustee


                                    CHRISTOPHER ALLICK
                                    ANDREW WHITTAKER
                                    DAVID F. EISNER
                                    DAVID J. LOSITO


                                    By:
                                          Kenneth Taratus, Attorney-in-Fact
                                          under POA dated June 1, 1993


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                          SHAREHOLDERS:
SHARES OF
COMMON STOCK:

241,667                                                          (SEAL)
                                          Arthur J. Falcone
                                    and
                                                                    (SEAL)
                                          Marcy Falcone

241,667                                                          (SEAL)
                                          Edward W. Falcone
                                    and
                                                                      (SEAL)
                                          Diana Falcone

241,667                                                          (SEAL)
                                          Philip Cucci, Jr.
                                    and
                                                                        (SEAL)
                                          Linda Cucci

                                   EXHIBIT C
                                       TO
                      SERIES A REDEEMABLE PREFERRED STOCK
                                      AND
                           WARRANT PURCHASE AGREEMENT


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                   EXHIBIT D
                                       TO
                      SERIES A REDEEMABLE PREFERRED STOCK
                                      AND
                           WARRANT PURCHASE AGREEMENT

                       FORM OF OPINION OF COMPANY COUNSEL

                                  MAY __, 1993


The parties named in the attached Schedule I
c/o Gerardo M. Balboni II, Esq.
Powell, Goldstein, Frazer & Murphy
191 Peachtree Street N.E.
Atlanta, GA 30303

Ladies and Gentlemen:

     We have acted as counsel to Transeastern Properties of South Florida, Inc., a Florida corporation (the "Company"), in connection with (i) the preparation of
(a) the Series A Redeemable Preferred Stock and Warrant Purchase Agreement, dated as of June 1, 1993, by and among the parties named in Schedule I hereto (the "Purchasers") and the Company (the "Agreement") and (b) the Warrants, dated as of June 1, 1993 by and among the parties named in Schedule I hereto (the "Warrant Purchasers") and the Company (the "Warrant Agreement"); and (ii) the sale and issuance of 20,000 shares of the Series A Redeemable Preferred Stock, $.01 par value, of the Company (the "Shares") pursuant to the Agreement and (b) the sale and delivery of warrants to purchase up to 275,000 shares of the Common Stock, $.01 par value of the Company (the "Warrants") pursuant to the Agreement. This opinion is rendered pursuant to Article 4(a) of the Agreement. Capitalized terms used in this opinion letter and the attachments hereto and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         In connection with the foregoing, we have examined:

         1. An executed copy of each of the Agreement, the Warrants, the Indemnification Agreement and the Shareholders Agreement among the Company, the Purchasers and the other parties listed therein (the "Shareholders Agreement") collectively, the "Transaction Agreements";

         2. The Amended and Restated Articles of Incorporation, of the Company, filed with the Florida Department of State on May __, 1993, and the Bylaws of the Company, certified by the Secretary of the Company on May __, 1993 (collectively, the "Charter"); and

         3. The corporate proceedings of the Company relating to the execution and delivery of the Agreement, the Warrants, the Indemnification Agreement and the Shareholders Agreement, and the consummation of the transactions provided for therein.

     In all such examinations, we have assumed the genuineness of all signatures (other than signatures on behalf of the Company), the authenticity of all document submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. As to questions of fact material to our opinions, we have relied on certificates of public officials, the representations and warranties of Company set forth in the Agreement, and on certificates of officers of the Company.

     The use herein of the words "to the best of our knowledge", "known to us" or similar language means that, during the course of our representation of the Company, no information has come to the attention of any attorney in this Firm involved in these transactions or otherwise regularly engaged in representing the Company which would give us actual knowledge of the existence of any of the documents or facts so qualified. Whenever we have made "due inquiry" as to matters set forth herein, such inquiry was confined to reviewing documents provided to us by the Company in the course of our representation in response to inquiries as to such matters as we have deemed appropriate in order to render the opinions hereinafter set forth, a review of documents of which we otherwise have actual knowledge, to the extent we deemed such documents material and relevant to the opinions hereinafter set forth, and obtaining certificates of officers of the Company as to certain facts which we deemed material and relevant to our opinion, and we have relied, with your permission, upon such certificates in rendering this opinion.

     Based on the foregoing, and subject to the further qualifications, assumptions, and limitations hereinafter set forth, we are of the opinion that:

         1. The Company is a corporation in good standing (as defined herein) under the laws of the State of Florida. The Company is qualified to do business as a foreign corporation and is in good standing in each state where, based upon the nature of the business transacted by the Company or the ownership or lease by the Company of real or personal property, the failure to be so qualified would have a material and adverse effect on the business or condition of the Company. The Company has no subsidiaries.

         2. The Company has all requisite power to (i) own, lease, and operate its properties and to carry on its business as currently conducted and as proposed to be conducted, (ii) execute, deliver, and perform each of the Transaction Agreements, (iii) issue, sell, and deliver the Shares and the Warrants, and (iv) issue and deliver the Warrant Shares upon the exercise of the Warrants.

         3. Each of the Transaction Agreements has been duly authorized, executed, and delivered by the Company, and if a party thereto, each holder of Common Stock of the Company, and constitutes the legal, valid, and binding obligations of the Company and if a party thereto, each holder of Common Stock of the Company, enforceable in accordance with their respective terms (subject, to enforcement of remedies, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights or debtors' relief generally).

         4. The execution and delivery by the Company of the Transaction Agreements, and the performance by the Company of its obligations thereunder, the issuance, sale, and delivery of the Shares and the Warrants, and the issuance and delivery of the Warrant Shares upon exercise of the Warrants, and of the Conversion Shares upon conversion of the Shares and the Warrant Shares, will not violate any provision of law, the Charter, any order of any court or other agency of government known to us and binding upon the Company or its assets, or any indenture, agreement, or other instrument known to us by which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim, or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

         5. The authorized capital stock of the Company consists of (i) 29,000 shares of Series A Redeemable Preferred Stock, $.01 par value and (ii) 5,000,000 shares of Common Stock, $.01 par value. Immediately prior to the Closing, 725,000 shares of Common Stock will be validly issued, fully paid and nonassessable, and none of the Series A Redeemable Preferred Stock will be outstanding. Immediately prior to the Closing, the shareholders of record and holders of record of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, will be as set forth in Schedule 2 to the Agreement. The designations, power, preferences, rights, qualifications, limitations, and restrictions in respect of each class or series of authorized capital stock of the Company are as set forth in the Charter, and all such designations, powers, preferences, rights, qualifications, limitations, and restrictions are valid, binding, and enforceable and in accordance with all applicable laws (subject, as to enforcement, to the discretion of courts in awarding equitable relief, and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights and debtors' relief generally). Except as set forth in Schedule 2 to the Agreement, to our knowledge, immediately prior to the Closing, no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or acquire equity securities of the Company was authorized or outstanding and there was no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in Schedule 2 to the Agreement, to our knowledge, the Company has no obligation (contingent or other) to purchase, redeem, or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

         6. The Shares, the Warrants, and the Warrant Shares have been duly authorized. The issuance, sale, and delivery of the Shares and the Warrants and the issuance, sale, and delivery of the Warrant Shares upon exercise of the Warrants have been duly authorized by all required corporate action; assuming payment of the purchase price therefor as provided in the Agreement, the Shares and the Warrants have been validly issued and are fully paid, and nonassessable; to our knowledge, the Shares and the Warrants are free and clear of all liens, charges, restrictions, claims, and encumbrances imposed by the Company, except as set forth in the Shareholders Agreement; and the Warrant Shares have been duly reserved for issuance upon conversion of the Warrants, and, when so issued, will be validly issued, fully paid, and nonassessable with no personal liability attaching to the ownership thereof and, to our knowledge, will be free and clear of all liens, charges, restrictions, claims, and encumbrances imposed by or through the Company except as set forth in the Shareholders Agreement. Neither the issuance, sale, or delivery of the Shares or the Warrants, nor the issuance or delivery of the Warrant Shares, is subject to any preemptive right or right of first refusal of shareholders of the Company arising under law or the Charter or Bylaws of the Company which has not been waived, or, to our knowledge, to any contractual right of first refusal or other right in favor of any person.

         7. Except as described in Schedule 2 to the Agreement, to our knowledge, there is no (A) action, suit, claim, proceeding, or investigation pending or threatened against or affecting the Company at law or in equity, or before or by the Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, (B) arbitration proceeding relating to the Company pending under collective bargaining agreements, or (C) governmental inquiry pending or threatened against or affecting the Company (including, without limitation, any inquiry as to the qualification of the Company to hold or receive any license or permit). To our knowledge, the Company is not subject to any order, writ, injunction, or decree of any court or of any Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign.

         8. To our knowledge, no third party has claimed that any person employed by or affiliated with the Company has violated or may be violating any of the terms or conditions of his employment, noncompetition, or nondisclosure agreement with such third party, or disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

         9. No registration or filing with, and no consent or approval of, or other action by any Federal, state, or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery, and performance by the Company of the Transaction Agreements, the issuance, sale, and delivery of the Shares and the Warrants, or the issuance, sale, and delivery of the Warrant Shares upon exercise of the Warrants, other than filings under the Securities Act and applicable state securities laws, which filings, to the extent required to be made prior to the date hereof, have ben made, and to the extent required to be made following the date hereof, we assume will be timely made by the Company .

         10. The issuance, sale, and delivery of the Shares and Warrants sold to the Purchasers under the circumstances contemplated by the Agreement are exempt from the registration requirements of the Securities Act, and the issuance, sale, and delivery of the Warrant Shares upon exercise of the Warrants will be exempt from such requirements.

         11. To our knowledge, all of the outstanding shares of the Company's capital stock have been issued in compliance with applicable exemptions from the registration requirements of the Securities Act.

     We also advise you that during the course of our representation of the Company in connection with the transactions provided for in the Agreement, nothing has come to our attention which would reasonably lead us to believe that the Agreement and the Schedules thereto contains, as of the date hereof, any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                                       Very truly yours,



                                                       KINSEY & GLEASON

Attachments